                                                             Exhibit 10(a)(1)


                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 8, 2002

                                  BY AND AMONG

                                 EDO CORPORATION

                                       AND

                                AIL SYSTEMS INC.

                                      WITH

                                 CITIBANK, N.A.
                             AS ADMINISTRATIVE AGENT
                                       AND
                               FLEET NATIONAL BANK
                              AS SYNDICATION AGENT
                                       AND
                               WACHOVIA BANK, N.A.
                             AS DOCUMENTATION AGENT

                                       AND

                            THE LENDERS PARTY HERETO

                                TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS AND ACCOUNTING TERMS                                                  - 1 -
        SECTION 1.01.     Definitions                                                  - 1 -
        SECTION 1.02.     Terms Generally                                              - 15 -

ARTICLE II
     LOANS                                                                             - 16 -
        SECTION 2.01.     Revolving Credit Loans                                       - 16 -
        SECTION 2.02.     Revolving Credit Note                                        - 17 -
        SECTION 2.03.     Increase in Maximum Amount                                   - 17 -
        SECTION 2.04.     Letters of Credit.                                           - 19 -
        SECTION 2.05.     Maximum Lender Commitment                                    - 23 -

ARTICLE III
        PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
        FEES AND PAYMENTS                                                              - 23 -
        SECTION 3.01.     Interest Rate; Continuation and Conversion of Loans          - 23 -
        SECTION 3.02.     Use of Proceeds.                                             - 25 -
        SECTION 3.03.     Prepayments                                                  - 25 -
        SECTION 3.04.     Fees.                                                        - 26 -
        SECTION 3.05.     Inability to Determine Interest Rate.                        - 26 -
        SECTION 3.06.     Illegality.                                                  - 27 -
        SECTION 3.07.     Increased Costs                                              - 27 -
        SECTION 3.08.     Indemnity.                                                   - 29 -
        SECTION 3.09.     Taxes                                                        - 29 -
        SECTION 3.10.     Pro Rata Treatment and Payments                              - 30 -
        SECTION 3.11.     Funding and Disbursement of Loans                            - 31 -
        SECTION 3.12.     Change of Lending Office                                     - 32 -

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES                                                    - 32 -
        SECTION 4.01.     Organization Powers.                                         - 32 -
        SECTION 4.02.     Authorization of Borrowing, Enforceable Obligations          - 32 -
        SECTION 4.03.     Financial Condition.                                         - 33 -
        SECTION 4.04.     Taxes.                                                       - 33 -
        SECTION 4.05.     Title to Properties                                          - 33 -
        SECTION 4.06.     Litigation                                                   - 34 -
        SECTION 4.07.     Agreements.                                                  - 34 -
        SECTION 4.08.     Compliance with ERISA.                                       - 34 -
        SECTION 4.09.     Federal Reserve Regulations; Use of Proceeds                 - 34 -
        SECTION 4.10.     Approval                                                     - 35 -
        SECTION 4.11.     Subsidiaries.                                                - 35 -
        SECTION 4.12.     Hazardous Materials                                          - 35 -
        SECTION 4.13.     Investment Company Act                                       - 35 -
        SECTION 4.14.     Security Documents.                                          - 35 -
        SECTION 4.15.     No Default.                                                  - 36 -
        SECTION 4.16.     Permits and Licenses.                                        - 36 -
        SECTION 4.17.     No Other Ventures                                            - 36 -

        SECTION 4.18.     Compliance with Law.                                         - 36 -
        SECTION 4.19.     Certain Subsidiaries                                         - 36 -
        SECTION 4.20.     Subordinated Debentures.                                     - 36 -
        SECTION 4.21.     Full Disclosure                                              - 36 -

ARTICLE V
     CONDITIONS OF LENDING                                                             - 37 -
        SECTION 5.01.     Conditions to Initial Extension of Credit                    - 37 -
        SECTION 5.02.     Conditions to All Extensions of Credit                       - 39 -

ARTICLE VI
     AFFIRMATIVE COVENANTS                                                             - 40 -
        SECTION 6.01.     Existence, Properties, Insurance                             - 40 -
        SECTION 6.02.     Payment of Obligations and Taxes.                            - 41 -
        SECTION 6.03.     Financial Statements, Reports, etc.                          - 41 -
        SECTION 6.04.     Books and Records; Access to Premises                        - 42 -
        SECTION 6.05.     Notice of Adverse Change                                     - 42 -
        SECTION 6.06.     Notice of Default                                            - 43 -
        SECTION 6.07.     Notice of Litigation                                         - 43 -
        SECTION 6.08.     Notice of Default in Other Agreements.                       - 43 -
        SECTION 6.09.     Notice of ERISA Event                                        - 43 -
        SECTION 6.10.     Notice of Environmental Law Violations.                      - 44 -
        SECTION 6.11.     Compliance with Applicable Laws                              - 44 -
        SECTION 6.12.     Subsidiaries                                                 - 44 -
        SECTION 6.13.     Environmental Laws.                                          - 44 -
        SECTION 6.14      Certain Letters of Credit                                    - 45 -

ARTICLE VII
     NEGATIVE COVENANTS                                                                - 45 -
        SECTION 7.01.     Liens                                                        - 45 -
        SECTION 7.02.     Indebtedness                                                 - 47 -
        SECTION 7.03.     Guaranties                                                   - 48 -
        SECTION 7.04.     Sale of Assets                                               - 49 -
        SECTION 7.05.     Sales of Receivables.                                        - 49 -
        SECTION 7.06.     Loans and Investments.                                       - 49 -
        SECTION 7.07.     Nature of Business.                                          - 50 -
        SECTION 7.08.     Sale and Leaseback.                                          - 50 -
        SECTION 7.09.     Federal Reserve Regulations                                  - 50 -
        SECTION 7.10.     Accounting Policies and Procedures                           - 50 -
        SECTION 7.11.     Limitations on Fundamental Changes                           - 50 -
        SECTION 7.12.     Financial Covenants.                                         - 50 -
        SECTION 7.13.     Subordinated Debt.                                           - 51 -
        SECTION 7.14.     Dividends                                                    - 51 -
        SECTION 7.15.     Transactions with Affiliates                                 - 52 -
        SECTION 7.16.     Impairment of Security Interest.                             - 52 -
        SECTION 7.17.     Borrowing Base                                               - 52 -
        SECTION 7.18.          No Amendments                                           - 52 -
        SECTION 7.19.     Extended Mellon L/Cs                                         - 53 -

ARTICLE VIII
     EVENTS OF DEFAULT                                                                 - 53 -
        SECTION 8.01.     Events of Default                                            - 53 -

     ARTICLE IX
     THE AGENTS                                                                        - 55 -
        SECTION 9.01.     Appointment, Powers and Immunities                           - 55 -
        SECTION 9.02.     Reliance by Agents                                           - 56 -
        SECTION 9.03.     Events of Default                                            - 56 -
        SECTION 9.04.     Rights as a Lender                                           - 57 -
        SECTION 9.05.     Indemnification                                              - 57 -
        SECTION 9.06.     Non-Reliance on Agents and Other Lenders                     - 57 -
        SECTION 9.07.     Failure to Act                                               - 58 -
        SECTION 9.08.     Resignation of Agents                                        - 58 -
        SECTION 9.09.     Sharing of Collateral and Payments                           - 58 -

ARTICLE X
     MISCELLANEOUS                                                                     - 59 -
        SECTION 10.01.    Notices                                                      - 59 -
        SECTION 10.02.    Effectiveness; Survival                                      - 60 -
        SECTION 10.03.    Indemnity and Expenses                                       - 60 -
        SECTION 10.04.    Amendments and Waivers                                       - 61 -
        SECTION 10.05.    Successors and Assigns; Participations                       - 62 -
        SECTION 10.06.    No Waiver; Cumulative Remedies                               - 65 -
        SECTION 10.07.    APPLICABLE LAW                                               - 65 -
        SECTION 10.08.    SUBMISSION TO JURISDICTION                                   - 65 -
        SECTION 10.09.    Severability                                                 - 66 -
        SECTION 10.10.    Right of Setoff                                              - 66 -
        SECTION 10.11.    Confidentiality.                                             - 66 -
        SECTION 10.12.    Headings                                                     - 67 -
        SECTION 10.13.    Construction                                                 - 67 -
        SECTION 10.14.    Counterparts                                                 - 67 -
        SECTION 10.15.    Documentation Agent and Syndication Agent                    - 67 -
        SECTION 10.16.    JOINT AND SEVERAL OBLIGATIONS.                               - 67 -
        SECTION 10.17.    Entire Agreement                                             - 69 -

SCHEDULES

Schedule I            -      Subsidiaries
Schedule II           -      Existing Liens
Schedule III          -      Existing Indebtedness
Schedule IV           -      Existing Guarantees
Schedule V            -      Non-Operating Subsidiaries
Schedule VI           -      Existing Letters of Credit
Schedule VII          -      B of A L/Cs
Schedule VIII         -      Mellon L/Cs


EXHIBITS
Exhibit A             -      Form of Revolving Credit Note
Exhibit B             -      Form of Security Agreement
Exhibit C             -      Form of Guaranty
Exhibit D             -      Form of Borrowing Base Certificate
Exhibit E             -      Form of Opinion of Counsel
Exhibit F             -      Form of Pledge Agreement
Exhibit G             -      Form of Assignment and Acceptance Agreement
Exhibit H             -      Form of Patent and Trademark Security Agreement

      CREDIT AGREEMENT dated as of November 8, 2002, by and among EDO CORPORATION, a New York corporation ("EDO"), AIL SYSTEMS INC., a Delaware corporation ("AIL"), jointly and severally, (EDO and AIL, each a "Company" and collectively the "Companies"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders, FLEET NATIONAL BANK, as Syndication Agent and WACHOVIA BANK, N.A., as Documentation Agent.

                                    RECITALS

      The Companies have requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Companies, subject to the terms and conditions hereinafter set forth.

      Accordingly, the parties hereto agree as follows:

                    ARTICLE IDEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. DEFINITIONS . As used herein, the following words and terms shall have the following meanings:

      "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

      "Administrative Agent" shall mean Citibank, N.A. in its capacity as administrative agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08.

      "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent, and each, individually, an "Agent".

      "Aggregate Letters of Credit Outstandings" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of LC Disbursements that have not been reimbursed by the Companies.

      "Aggregate Outstandings" shall mean, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

      "Aggregate Senior Indebtedness Outstandings" shall mean, at a particular time, the sum of (x) all Indebtedness of EDO and its Subsidiaries, including, without limitation, the Revolving Credit Loans and excluding Subordinated Indebtedness, and (y) the Aggregate Letters of Credit Outstandings.

      "Agreement" shall mean this Credit Agreement dated as of November 8, 2002 by and among EDO Corporation, AIL Systems, Inc., Citibank, N.A., as Administrative Agent and Wachovia Bank, N.A., as Documentation Agent, and the lenders party hereto, as amended, restated, supplemented or otherwise modified from time to time.

      "AIL" shall mean AIL Systems Inc., a Delaware corporation.

      "Applicable Margin" shall mean (a) with respect to Revolving Credit Loans, the percentage set forth below under the heading "Revolving Credit Loans" opposite the applicable ratio, and (b) with respect to calculation of the Letter of Credit and indemnification letter fees payable pursuant to Section 3.04(b), the percentage set forth below under the heading "Letter of Credit".

    Consolidated              Revolving Credit Loans      Letters of Credit
   Leverage Ratio                 (360 day basis)         (360 day basis)
  -----------------           ----------------------      -----------------
Greater than or equal to                1.75%                   1.50%
2:00:1.00

Less than 2.00:1.00 but                 1.50%                   1.25%
greater than or equal to
1:00:1.00

Less than 1.00:1.00                     1.25%                   1.00%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the date of reset of the Applicable Margin in accordance with this paragraph the Applicable Margin shall be based on a Consolidated Leverage Ratio of less than 1.00:1.00. The Applicable Margin will be set or reset with respect to each Loan on the date which is fifteen (15) days following the date of receipt by the Administrative Agent of the financial statements referred to in
Section 6.03(a) and Section 6.03(c) together with a certificate of the Chief Financial Officer of each Company certifying the Consolidated Leverage Ratio and setting forth the calculation thereof in detail; provided, however, (a) the Applicable Margin will first be reset based on the financial statements for the fiscal quarter ending September 30, 2002, and (b) if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Margin will be set or reset, based on a Consolidated Leverage Ratio of greater than 2.00:1.00 from the date such financial statements and certificate were due until the date which is fifteen (15) days following the receipt by the Administrative Agent of such financial statements and certificate. The Lenders shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Companies to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Applicable Margin.

      "Assignment and Acceptance Agreement" shall mean the Assignment and Acceptance Agreement in the form attached hereto as Exhibit G.

      "B of A L/Cs" shall mean those letters of credit issued by Bank of America, N.A. and identified on Schedule VII.

      "Borrowing Base" shall mean an amount equal to (I) the sum of (a) the consolidated inventory of EDO and its Subsidiaries as reflected on the books and records of EDO and its Subsidiaries, net of reserves and net of obsolete or unmerchantable inventory, (b) the consolidated receivables of EDO and its Subsidiaries with respect to goods shipped or work performed, which has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or with the customary business practices of the Companies, and (c) the aggregate unencumbered cash and Eligible Investments of EDO and its Subsidiaries, less (II) the net liabilities of EDO and its Subsidiaries under Hedging Agreements permitted pursuant to
Section 7.02(i), as calculated on a basis satisfactory to the Administrative Agent and in accordance with Generally Accepted Accounting Principles.

      "Borrowing Base Certificate" shall mean the Borrowing Base Certificate in the form set forth as Exhibit D attached hereto.

      "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the applicable Company.

      "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

      "Capital Expenditures" shall mean additions to property and equipment of EDO and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the Consolidated statement of cash flow of EDO and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

      "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of EDO and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

      "Cash Collateral" shall mean the pledge and deposit with the Administrative Agent for the benefit of the Agents and the Lenders, as collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent.

      "Chief Financial Officer" shall mean the Chief Financial Officer of EDO.

      "Closing Date" shall mean November 8, 2002.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment Proportion" shall mean, with respect to each Lender at the time of determination thereof the ratio, expressed as a percentage, which such Lender's Commitments bear to the Total Commitment or if the Commitments have expired or have been terminated, the ratio, expressed as a percentage, which the aggregate principal amount of the Loans outstanding of such Lender plus the aggregate of such Lender's participations in Letters of Credit bears to the Aggregate Outstandings.

      "Commitments" shall mean, collectively, the Revolving Credit Commitment and Letter of Credit Commitment.

      "Company" and "Companies" shall have the meaning set forth in the preamble hereto.

      "Consolidated" or "Consolidating" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis, or consolidating basis, in accordance with Generally Accepted Accounting Principles applied on a consistent basis for EDO and its Subsidiaries required to be consolidated with EDO.

      "Consolidated EBIT" shall mean for any period, Consolidated Net Income (or net loss) for such period, plus to the extent deducted in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense, (b) all income taxes to any government or governmental instrumentality (whether paid or accrued), (c) non-cash restructuring charges incurred in EDO's fiscal years ending December 31, 2001 and December 31, 2002 and (d) non-cash expenses pertaining to the ESOP and pension plans maintained by EDO, in each case, determined on a Consolidated basis for EDO and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

      "Consolidated EBITDA" shall mean for any period, Consolidated Net Income (or net loss) for such period, plus to the extent deducted in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and charges and (c) all income taxes to any government or governmental instrumentality (whether paid or accrued), (d) non-cash restructuring charges incurred in EDO's fiscal year ending December 31, 2001 and December 31, 2002 and
(e) non-cash expenses pertaining to the ESOP and pension plans maintained by EDO, in each case, determined on a Consolidated basis for EDO and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

        "Consolidated Fixed Charge Coverage Ratio" shall mean for any period (a) Consolidated EBITDA less Capital Expenditures not financed with insurance proceeds received with respect to damage or destruction to any fixed or capital asset, divided by (b) the sum of (i) the current portion of long term indebtedness (including obligations under Capital Leases), (ii) Consolidated Interest Expense, (iii) all income taxes to any government or governmental instrumentality paid and (iv) all dividends and distributions made with respect to outstanding stock of EDO, in each case determined on a consolidated basis for EDO and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

        "Consolidated Interest Expense" shall mean the consolidated gross interest expense of EDO and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis and shall be calculated over the four fiscal quarters next preceding the date of calculation thereof.

        "Consolidated Leverage Ratio" shall mean the ratio of (a) the total Consolidated Indebtedness less the sum of (i) Subordinated Debt and (ii) the portion of Aggregate Letters of Credit Outstanding attributable to "Performance-Based Letters of Credit" (within the meaning of 12 C.F.R. Part III Appendix A) to (b) Consolidated EBITDA.

        "Consolidated Net Income" shall mean, for any period, the consolidated net income (or net loss) of EDO and its Subsidiaries for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

        "Consolidated Tangible Net Worth" shall mean (i) total consolidated assets of EDO and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis, except that there shall be excluded therefrom all intangible assets, including, without limitation, customer lists, organizational expenses, patents, trademarks, copyrights goodwill, covenants not to compete, research and development costs, training costs, and all unamortized debt discount, prepaid expenses and deferred charges, less (ii) the total consolidated liabilities of EDO and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

        "Consolidated Total Unsubordinated Liabilities" shall mean all items which, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, would properly be included on the liabilities side of the balance sheet other than Subordinated Debt

(excluding the current portion thereof to the extent permitted to be paid hereunder), capital stock, capital surplus and retained earnings, as of the date on which the amount of Consolidated Total Unsubordinated Liabilities is to be determined, of EDO and its Subsidiaries.

        "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

        "Documentation Agent" shall mean Wachovia Bank, N.A. in its capacity as Documentation Agent or its successor Documentation Agent permitted pursuant to
Section 9.08.

        "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

        "Domestic Subsidiary" shall mean any Subsidiary of EDO which is organized under the laws of any state or territory of the United States of America.

        "EDO" shall mean EDO Corporation, a New York corporation.

        "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any Lender or by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000 or issued by any Lender; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investor Services, Inc.

        "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Company or any Subsidiary of EDO would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

        "ESOP" shall mean the EDO Corporation Employee Stock Ownership Plan.

        "ESOP Loan" shall mean the loan made by EDO to the ESOP on July 17, 2001 in the original principal amount of $15,839,400.

        "ESOP Loan Agreement" shall mean the Loan Agreement dated as of July 17, 2001 between EDO and GreatBanc Trust Company as successor trustee to HSBC Bank USA, as amended, and each of the notes, guaranties and other documents executed in connection therewith.

        "ESOT" shall mean the trust established under the ESOP.

        "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any bank.

        "Event of Default" shall have the meaning set forth in Article VIII.

        "Executive Officer" shall mean any of the President, the Chief Financial Officer or the Secretary of any Company, or any Guarantor, as applicable and their respective successors, if any, designated by the board of directors.

        "Existing Letters of Credit" shall mean the Standby Letters of Credit issued prior to the date hereof as set forth on Schedule VI.

        "Existing Loans" shall mean the loans outstanding pursuant to the Prior Agreement as of the Closing Date.
        "Federal Funds Effective Rate"shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so announced or published for any day which is a Business Day, the Federal Funds Rate for the last day on which such rate was announced or published.

        "Foreign Subsidiary" shall mean any Subsidiary of EDO other than a "Domestic Subsidiary".

        "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

        "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

        "Guarantor" shall mean AIL Technologies Inc., a Delaware corporation, American Nucleonics Corporation, a California corporation, Dynamic Systems, Inc., a Maryland corporation, EDO Western Corporation, a Utah corporation, EDO Sports Inc., a Delaware corporation, Astro Optics Laboratory, Inc., a California corporation, EDO International Corporation, a Delaware corporation, EDO Energy Corporation, a Delaware corporation, EDO Automotive Natural Gas Inc., a Delaware corporation, Specialty Plastics, Inc., a Louisiana corporation, EDO Acquisition II, Inc., a Delaware corporation, EDO Reconnaissance and Surveillance Systems, Inc., a Delaware corporation, M. Technologies, Inc., a Pennsylvania corporation, EDO Foreign Sales Corporation, a U.S. Virgin Islands corporation, each other Subsidiary of EDO existing on the Closing Date (other than EDO Canada, Ltd. and Condor Systems GmbH) and each Person required to execute a Guaranty in accordance with Section 6.12.

        "Guaranty" shall mean the Guaranty substantially in the form of Exhibit C attached hereto to be executed and delivered on the Closing Date by each Guarantor and, thereafter, by any Person who may be required to execute the same pursuant to Section 6.13, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

        "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic, hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

        "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of a Person, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.
        "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person;
(f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice; (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit; and (j) all obligations of such Person in respect of bankers' acceptances.

        "Interest Payment Date" shall mean as to any Loan, the last Business Day of each September, December, March and June, and the date such Loan is paid in full or in part.

        "Interest Period" shall mean with respect to any Adjusted Libor Loan:

               (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two or three months thereafter, as selected by the Companies in their joint notice of borrowing or in their notice of conversion from a Prime Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two or three months thereafter, as selected by the Companies by irrevocable written notice to the Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (i) if any Interest Period would otherwise end on a day
               which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (ii) if the Companies shall fail to give notice as
               provided in clause (b) above, the Companies shall be deemed to have requested conversion of the affected Adjusted Libor Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

                      (iii) any Interest Period that begins on the last Business
               Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                      (iv) the Companies shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan; and

                      (v) no more than six (6) Interest Periods with respect to
               the Loans may exist at any one time.

        "Issuance Date" shall have the meaning set forth in Section 2.04(a).

        "Issuing Lender" shall mean Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.04(e).

        "LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Letter of Credit.

        "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Companies at such time.

        "Lenders" shall have the meaning set forth in the preamble hereto.

        "Lending Office" shall mean for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Companies and the Administrative Agent with respect to such Type of Loan.

        "Letter of Credit" shall mean any Standby Letter of Credit issued by the Issuing Bank for the account of the Companies pursuant to the terms of this Agreement or deemed a "Letter of Credit" hereunder pursuant to Section 2.04(f) of this Agreement.

        "Letter of Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Letter of Credit Commitment" as such amounts may be adjusted in accordance with the terms of this Agreement.

        "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

        "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, the Intercreditor Agreement, the Pledge Agreement and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

        "Loans" shall mean the Revolving Credit Loans.

        "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, prospects, assets or condition, financial or otherwise, of the Companies and the Guarantors taken as a whole or (b) the ability of any Company or any Guarantor to perform in any material respect its obligations under any Loan Document to which it is a party.

        "Maximum Amount" shall mean $140,000,000, as such amount may be increased pursuant to Section 2.03 hereof.

        "Maximum Lender Commitment" shall mean with respect to each Lender the amount set forth opposite such Lender's name on the signature pages hereof, as the same may be increased with respect to an Increasing Lender (as defined in Section 2.03(a)) pursuant to Section 2.03(d).

        "Mellon L/Cs" shall mean those letters of credit issued by Mellon Bank, N.A. which are identified on Schedule VIII hereto.

        "Multi-Employer Plan" means a Multi-Employer Pension Plan as defined by ERISA Section 3(37) with respect to its Company, any Guarantor, or any ERISA Affiliate has an obligation to contribute on account of their employees or has any present or contingent withdrawing liability on account of any such employees.

        "Non-Operating Subsidiaries" shall mean those Subsidiaries of EDO identified on Schedule V attached hereto.

        "Notes" shall mean the Revolving Credit Notes.

        "Obligations" shall mean all obligations, liabilities and indebtedness of each Company to the Lenders and the Agents, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Companies with respect to the principal of and interest on the Loans, with respect to reimbursement of drawings under Letters of Credit and all fees, costs, expenses and indemnity obligations of the Companies and the Agents hereunder, or under any other Loan Document, and including all interest at the rate set forth in
Section 3.01(c) accruing after an order of relief under Title 11 of the United States Code. The Obligations of the Companies shall be joint and several.

        "Participant" shall have the meaning set forth in Section 10.05.

        "Participation" shall have the meaning set forth in Section 10.05.

        "Patent and Trademark Security Agreement" shall mean the Patent and Trademark Security Agreement substantially in the form attached hereto as Schedule H to be executed and delivered on the Closing Date by each Company and the Guarantors party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Payment Office" shall mean, with respect to the Administrative Agent, its office located at EAB Plaza, Uniondale, New York 11555 or such other office as the Administrative Agent may designate from time to time and, with respect to the Issuing Lender, its office located at 1 Fleet Way, Scranton, Pennsylvania 18507-1999 or such other office as the Issuing Lender may designate from time to time.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        "Permitted Acquisition" shall mean the acquisition by a Company or any Guarantor of all or substantially all of the assets or stock of any Person, or part thereof, whose principal businesses are substantially similar to the principal businesses of such Company or such Guarantor, provided (i) each Lender shall have received notice of the proposed acquisition which notice shall contain a detailed description of the proposed transaction, including the target's name, structure of the transaction and the purchase price and all other consideration payable in connection therewith, (ii) such acquisition has either been approved by the Board of Directors of the corporation which is the subject of the acquisition or recommended for approval by such board to the shareholders of such corporation and subsequently approved by the shareholders of such corporation as required under applicable law or the by-laws and certificate of incorporation of such corporation, (iii) no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to the proposed acquisition, (iv) each Lender shall have received unaudited pro forma consolidated financial statements of EDO and its subsidiaries for the then most recent twelve month period ended after giving effect to the acquisition and such other information with respect to the proposed acquisition as the Lender may reasonably request, (v) the entity which is the subject of the acquisition shall have a net worth calculated in accordance with Generally Accepted Accounting Principles as determined by the then most recent financial statements of such entity in excess of zero, (vi) Lenders having not less than sixty-six and two-thirds (66 2/3%) percent of the Total Commitments shall have approved each proposed acquisition where the purchase price shall exceed $40,000,000 prior to consummation thereof, which approval may be withheld despite compliance with the other conditions set forth in Section 5.02 and (vii) after giving effect to such acquisition, the aggregate portion of the purchase price and consideration for all Permitted Acquisitions shall not exceed $60,000,000 in any consecutive twelve-month period.

        "Permitted Liens" shall mean the Liens specified in clauses (a) through
(n) of Section 7.01.

        "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

        "Plan" shall mean any single-employer plan defined in Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of any Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by such Company, such Guarantor or an ERISA Affiliate.

        "Pledge Agreement" shall mean the Pledge Agreement substantially in the form attached hereto as Exhibit F to be executed by EDO, each Subsidiary of EDO which owns shares or interests in any other Subsidiary of EDO, respectively, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Prime Rate" shall mean the rate per annum announced by the Administrative Agent from time to time as its prime rate in effect at its principal office. Each change in the Prime Rate shall be effective on the date such change is announced to become effective.

        "Prime Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Prime Rate.

        "Prior Agreement" shall mean the Credit Agreement dated August 24, 2000 by and among EDO, AIL, Citibank, N.A., as successor to European American Bank, as Administrative Agent and Mellon Bank, N.A., as Documentation Agent and the Lenders party thereto, as amended prior to the date hereof.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

        "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

        "Required Lenders" shall mean Lenders owed at least 66 2/3% of the sum of the Aggregate Outstandings or, if no Revolving Credit Loans are outstanding, Lenders having at least 66 2/3% of the Total Commitments; provided, however, in the event the Maximum Amount is increased to $200,000,000 pursuant to Section 2.03, the foregoing percentages shall be 51% effective upon the date of such increase.

        "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest for Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto which appears on Telerate Page 3750 as of 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by
(b) the Eurocurrency Reserve Requirement.

        "Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Companies in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment," as such amounts may be adjusted in accordance with the terms of this Agreement.

        "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

        "Revolving Credit Commitment Termination Date" shall mean the third anniversary of the Closing Date.

        "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

        "Revolving Credit Notes" shall have the meaning set forth in Section
2.02.

        "Security Agreement" shall mean the Security Agreement in the form attached as Exhibit B to be executed and delivered on the Closing Date by each Company and the Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Security Documents" shall mean, collectively, the Security Agreement, the Patent and Trademark Security Agreement, the Pledge Agreement and each other collateral security document delivered to the Administrative Agent hereunder.

        "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liabilities of such Person on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For such purposes, any contingent liability is valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Standby Letter of Credit" shall mean a letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

        "Subordinated Debentures" shall mean the 5.25% Convertible Subordinated Debentures due April 1, 2007 issued pursuant to an indenture dated March 26, 2002, between EDO and HSBC Bank USA, as Trustee in the original principal amount of $137,800,000.

        "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Companies and the Guarantors to the Lenders hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Required Lenders.

        "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

        "Taxes" shall have the meaning set forth in Section 3.09.

        "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British

Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate determined on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

        "Total Commitments" shall mean the aggregate of the Total Revolving Credit Commitment and the Total Letter of Credit Commitment.

        "Total Revolving Credit Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $125,000,000.

        "Total Letter of Credit Commitment" shall mean, at any time, the aggregate of the Letter of Credit Commitments in effect at such time, which, initially, shall be $125,000,000.
        "Type" shall mean as to any Loan its status as a Prime Rate Loan or an Adjusted Libor Loan.

        "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

        SECTION 1.02. TERMS GENERALLY . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                 ARTICLE IILOANS

        SECTION 2.01. REVOLVING CREDIT LOANS . (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Companies from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, (i) the aggregate outstanding principal amount of all Revolving Credit Loans would exceed the Total Revolving Credit Commitment in effect at such time, (ii) the Aggregate Outstandings would exceed the Maximum Amount or (iii) the Aggregate Senior Indebtedness Outstandings would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Companies may from time to time borrow, repay and re-borrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination

Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) Adjusted Libor Loans, (ii) Prime Rate Loans or
(iii) a combination thereof.

               (b) The Companies shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Prime Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Companies, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $250,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,000,000 or whole multiples of $500,000 in excess thereof.

               (c) The Companies shall have the right, upon not less than three Business Days' prior written notice to the Administrative Agent to terminate the Total Revolving Credit Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of all Revolving Credit Loans outstanding would exceed the Total Revolving Credit Commitment then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $1,000,000 or whole multiples of $250,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Commitment then in effect.

               (d) The several agreements of the Lenders to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Companies shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

        SECTION 2.02. REVOLVING CREDIT NOTE . The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Companies, (individually the "Revolving Credit Note" and collectively the "Revolving Credit Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Companies and payable to the order of such Lender in a principal amount equal to the Revolving Credit Commitment of such Lender. Each Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Companies to repay each Revolving Credit Loan made by such Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

        SECTION 2.03. INCREASE IN MAXIMUM AMOUNT .

               (a) Requests for Increase by the Company. The Company may at any time and from time to time (but in no event more frequently than three times) propose that the Maximum Amount be increased by an amount equal to $60,000,000 in the aggregate (any such proposed increase being an "Increase"), by notice to the Administrative Agent specifying the existing Lender(s) (the "Increasing Lender(s)") and up to five (5) additional lenders in the aggregate (the "Assuming Lender(s)") that will be providing Commitments, and the date on which such Increase is to be effective (an "Increase Date"), which shall be a Business Day at least 10 Business Days after delivery of such notice and prior to the Commitment Termination Date; provided that:

                      (i) each Increase shall not in be in an amount less than
               $15,000,000 and in no event shall all such Increases be in an amount in excess of $60,000,000;

                      (ii) an increase in the Maximum Amount shall not result in an increase or decrease in the Total Revolving Credit Commitment or the Total Letter of Credit Commitment;

                      (iii) no Default or Event of Default shall have occurred
               and be continuing on such Increase Date or shall result from the proposed Increase;

                      (iv) the representations and warranties contained in
               Article IV shall be true and correct in all material respects on and as of the Increase Date as if made on and as of such date except to the extent such representations and warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date;

                      (v) the Administrative Agent shall have consented to any
               Assuming Lender in accordance with Section 10.05 (c) hereof; and

                      (vi) the Assuming Lender or Increasing Lender shall assume or increase, as applicable, a Letter of Credit Commitment and a Revolving Credit Commitment in equal amounts.

               (b) Effectiveness of Increase by Borrower. Any Assuming Lender shall become a Lender hereunder as of such Increase Date and the Commitment of any Increasing

Lender and any such Assuming Lender shall be increased as of such Increase Date; provided that:

                      (i) the Administrative Agent shall have received on or
               prior to 9:00 a.m., New York City time, on such Increase Date a certificate of a duly authorized officer of the Company stating that each of the applicable conditions to such Increase set forth in clause (a) of this Section has been satisfied;

                      (ii) with respect to each Assuming Lender, the
               Administrative Agent shall have received, on or prior to 9:00 a.m., New York City time, on such Increase Date, an appropriate Assignment and Acceptance Agreement in substantially the form of Exhibit G, duly executed by such Assuming Lender and the Company and acknowledged by the Administrative Agent; and

                      (iii) each Increasing Lender shall have delivered to the
               Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Borrower.

               (c) Recordation into Register. Upon its receipt of confirmation from a Lender that it is increasing its Commitment hereunder, together with the certificate referred to in clause (b)(i) above, the Administrative Agent shall
(a) record the information contained therein in the Register and (b) give prompt notice thereof to the Borrower. Upon its receipt of an Assignment and Acceptance Agreement executed by an Assuming Lender, together with the certificate referred to in clause (b)(i) above, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of Exhibit G, (x) accept such Assignment and Acceptance Agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Company.

               (d) Adjustments of Borrowings upon Effectiveness of Increase. In the event that the Administrative Agent shall have received notice from the Company as to any agreement with respect to an Increase on or prior to the relevant Increase Date and the actions provided for in clause (b) above shall have occurred by 9:00 a.m., New York City time, on such Increase Date, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Increase, (i) the Borrower shall (x) prepay the outstanding Revolving Credit Loans (if any) in full, (y) simultaneously borrow new Revolving Credit Loans hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Revolving Credit Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to the Increase) and
(z) pay to the Lenders the amounts, if any, payable under Section 3.08 (ii) the Letter of Credit Commitment and the Revolving Credit Commitment of each Lender (including an Increasing Lender and an Assuming Lender) shall be equal to (x) such Lender's Maximum Lender Commitment divided by the Maximum Amount after giving effect to the Increase, multiplied by (y) the Total Letter of Credit Commitment and Total Revolving Credit Commitment, respectively, and (iii) the

Maximum Lender Commitment of any Increasing Lender shall be increased by its portion of the Increase.

        SECTION 2.04. LETTERS OF CREDIT. (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Companies in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, no Letter of Credit shall be issued, renewed or extended if (I) the Issuing Lender has received notice of a Default or Event of Default and such Default or Event of Default shall be continuing or (II) after giving effect to the same, (i) the Aggregate Letter of Credit Outstandings would exceed the Total Letter of Credit Commitment in effect at such time (ii) the Aggregate Outstandings would exceed the Maximum Amount or
(iii) the Aggregate Senior Indebtedness Outstandings would exceed the Borrowing Base. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 11:00 a.m., New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid) (the "Issuance Date"). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Companies. The Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be borrowed), after the Business Day which is three Business Days immediately prior to the Revolving Credit Commitment Termination Date other than with respect to Letters of Credit issued to Mellon Bank, N.A. to back those Mellon L/Cs having an expiry after such date (the "Extended Mellon L/Cs"). The Companies agree to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may request.

        (b) Drawings Under Letters of Credit. The Companies hereby absolutely and unconditionally promise to pay the Issuing Lender not later than 12:00 noon (New York, New York time) the amount of each drawing under a Letter of Credit if the Companies receive notice of such drawing or payment prior to 10:00 a.m., New York, New York time, on the date of such drawing or payment, or if such notice has not been received by the Companies prior to such time on such date, then not later than 12:00 noon, New York, New York time, on the Business Day immediately following the day that the Companies receive such notice; provided, however, if any drawing or payment was in an amount not less than $500,000, the Companies may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 that such payment be financed with a Revolving Credit Loan which is Prime Rate Loan in an equivalent amount, and, to the extent so financed, the Companies' obligations to make such payment shall be discharged and replaced by such a Prime Rate Loan. Such request shall be made by the Companies on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit. The Issuing Lender shall notify the Administrative Agent, and the Administrative Agent shall notify each Lender, of such request in accordance with Section 2.01. If the Companies fail to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon New York, New York time, to the Issuing Lender at its office located at the Payment Office in immediately available funds, its Commitment Proportion of such drawing or payment, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Companies in respect of any such drawing or payment pursuant to this Section 2.04 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Companies reimbursed with the proceeds of a Revolving Credit Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Loan in accordance with Section 3.11. Any payment made by a Lender pursuant to this Section 2.04(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Prime Rate Loan as contemplated above) shall not constitute a Revolving Credit Loan and shall not relieve the Companies of their obligation to reimburse the Issuing Lender for such drawing or payment. Each drawing under a Letter of Credit which is not paid on the date such drawing or payment is made shall accrue interest, for each day from and including the date of such drawing or payment to but excluding the date that the Companies reimburse the Issuing Lender in full for such drawing or payment, at the rate per annum then applicable to Revolving Credit Loans which are Prime Rate Loans; provided, however, that if the Companies fail to reimburse such drawing or payment when due pursuant to this paragraph (b), then the Companies shall pay to the Issuing Lender interest on the amount of such drawing or payment at the rate per annum set forth in Section 3.01(c). Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.04(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent of each drawing under a Letter of Credit.

        (c) Letter of Credit Obligations Absolute. (i) The obligation of the Companies to reimburse the Issuing Lender as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Companies to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Companies to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

        (ii) Any action, inaction or omission on the part of the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Companies and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to any Company in the absence of (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by International Standby Practices 1998, and any subsequent revisions thereof.

        (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued or created by the Issuing Lender on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection (b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Companies. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation:
(i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of any Company.

        (e) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Companies, the Administrative Agent, the replaced Issuing

Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Companies shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.04. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

        (f) Existing Letters of Credit. The Companies and the Lenders agree that from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Loans hereunder as set forth in Article V, the Existing Letters of Credit, shall be Letters of Credit for all purposes of this Agreement (other than with respect to opening or transaction fees and the payment commission made or accrued prior to the date hereof, which fees and commissions shall be for the sole account of the financial institution issuing the same). The Lenders hereby affirm their pro rata participation, in accordance with their respective Commitment Proportions in the Existing Letters of Credit.

        (g) Reduction of Letter of Credit Commitments. The Company shall have the right, upon not less than three (3) Business Days prior written notice to the Administrative Agent, to terminate the Total Letter of Credit Commitment or from time to time to permanently reduce the Total Letter of Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Aggregate Letter of Credit Outstandings would exceed the Total Letter of Credit Commitment as then reduced. Any such reduction shall be in the amount of $1,000,000 or whole multiples of $250,000 in excess thereof, and shall permanently reduce the amount of the Total Letter of Credit Commitment then in effect.

        (h) Extended Mellon L/Cs. In the event any Letters of Credit issued to back Extended Mellon L/Cs (as defined in clause (a) above) shall remain outstanding on the Revolving Credit Commitment Termination Date, the Companies shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of all such Extended Mellon L/Cs. Such Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Lender for drawings under such Extended Mellon L/Cs for which the Issuing Lender has not been reimbursed.

        SECTION 2.05. MAXIMUM LENDER COMMITMENT . No Lender shall be required to make Revolving Credit Loans and participate in Letters of Credit in an aggregate amount in excess of such Lender's Maximum Lender Commitment.

  ARTICLE IIIPROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;FEES AND PAYMENTS

        SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS .

               (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

               (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the Applicable Margin.

               (c) If the Companies shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under any Letter of Credit, interest, fees, expenses or otherwise, the Companies shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 2% per annum in excess of the Prime Rate.

               (d) The Companies may elect from time to time to convert outstanding Loans from Adjusted Libor Loans to Prime Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to
Section 3.08 as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Companies may elect from time to time to convert outstanding Loans from Prime Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $1,000,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $1,000,000.

               (e) Any Adjusted Libor Loan in a minimum principal amount of $1,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Companies with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime

Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

               (f) If the Companies shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Companies shall be deemed to have selected an Interest Period of one month.

               (g) No Loan may be funded as an Adjusted Libor Loan or converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans.

               (h) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

               (i) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Companies to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender.

        SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used solely to (a) to repay on the Closing Date in full the Existing Loans, (b) for general corporate purposes, including the financing of the ongoing working capital requirements of the Companies and the Guarantors and
(c) to finance the purchase price of Permitted Acquisitions. Initial Letters of Credit shall be issued to Mellon Bank, N.A. to secure the reimbursement obligations under the Mellon L/Cs. All other Letters of Credit shall be issued by the Issuing Lender for the account of the Companies and shall be issued for purposes in connection with, and in the ordinary course of, business of the Companies consistent with historical purposes of standby letters of credit issued for the Companies prior to the date hereof.

        SECTION 3.03. PREPAYMENTS .

               (a) The Company may on the last day of an Interest Period if the Loans to be repaid are Adjusted Libor Loans, or at any time and from time to time if the Loans to be repaid are Prime Rate Loans, repay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in
Section 3.08, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Prime Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of repayment and whether such repayment is of Adjusted Libor

Loans or Prime Rate Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Companies shall make such repayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 of (x) Prime Rate Loans shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof and (y) of Adjusted LIBOR Loans shall be in a principal amount of $1,000,000 or whole multiples of $100,000 in excess thereof.

               (b) Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Unless directed by the Companies pursuant to Section 3.03(a) partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans and then to Adjusted Libor Loans having the shortest remaining Interest Periods.

        SECTION 3.04. FEES.

               (a) The Companies agree to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee on the average daily unused portion of the Applicable Commitment from the Closing Date until the Revolving Credit Commitment Termination Date at a rate per annum equal to .25%, based on a year of 360 days, payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2002, on the Revolving Credit Commitment Termination Date, and on each date the Commitments are permanently reduced in whole or in part. As used herein, "Applicable Commitment" shall mean the lesser of the Maximum Amount and the Total Commitments.

               (b) The Companies shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders a commission with respect to the Lenders' participation in Letters of Credit equal to the Applicable Margin on the average daily amount of the LC Exposure during the period from and including the Closing Date but excluding the later of the date on which such Lenders' Letter of Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure. Such commissions shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing December 31, 2002; provided that all such fees shall be payable on the date on which the Total Letter of Credit Commitment terminates and any such fees accruing after the date on which the Total Letter of Credit Commitment terminates shall be payable on demand. All commissions and fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed. In addition, the Companies shall pay to the Issuing Lender, upon its demand and for its account, the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

               (c) The Companies agree to pay each Agent for such Agent's own account, such agency, syndication and other fees as separately agreed between each Agent and the Companies.

               (d) The Companies shall pay to the Issuing Lender for its own account a fronting fee for each Letter of Credit issued by the Issuing Lender equal to 0.125% of the face amount of (or increase in the face amount, as the case may be) of such Letter of Credit. Such fronting fee shall be due and payable on each date of issuance of a Letter of Credit or on the date of an increase in the amount of a Letter of Credit) as the case may be.

        SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Companies) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Prime Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Companies of such determination. Until the Administrative Agent notifies the Companies that the circumstances giving rise to the suspension described herein no longer exist (which the Administrative Agent shall do forthwith), the Companies shall not have the right to request or continue an Adjusted Libor Loan or to convert a Prime Rate Loan to an Adjusted Libor Loan.

        SECTION 3.06. ILLEGALITY. NOTWITHSTANDING ANY OTHER PROVISIONS HEREIN, IF ANY INTRODUCTION OF OR CHANGE IN ANY LAW, REGULATION, TREATY OR DIRECTIVE OR IN THE INTERPRETATION OR APPLICATION THEREOF SHALL MAKE IT UNLAWFUL FOR ANY LENDER TO MAKE OR MAINTAIN ADJUSTED LIBOR LOANS AS CONTEMPLATED BY THIS AGREEMENT, SUCH LENDER SHALL FORTHWITH GIVE NOTICE BY TELEPHONE OF SUCH CIRCUMSTANCES, PROMPTLY CONFIRMED IN WRITING, TO THE ADMINISTRATIVE AGENT, WHICH NOTICE THE ADMINISTRATIVE AGENT SHALL PROMPTLY TRANSMIT TO THE COMPANIES AND THE OTHER LENDERS WHEREUPON UNTIL SUCH LENDER NOTIFIES THE COMPANIES AND THE ADMINISTRATIVE AGENT THAT THE CIRCUMSTANCES GIVING RISE TO SUCH SUSPENSION NO LONGER EXIST (WHICH SUCH LENDER SHALL DO FORTHWITH), AND (A) THE COMMITMENT OF SUCH LENDER TO MAKE AND TO ALLOW CONVERSION TO OR CONTINUATIONS OF ADJUSTED LIBOR LOANS SHALL FORTHWITH BE SUSPENDED FOR THE DURATION OF SUCH ILLEGALITY AND
(B) THE LOANS THEN OUTSTANDING AS ADJUSTED LIBOR LOANS, IF ANY, SHALL BE CONVERTED AUTOMATICALLY TO PRIME RATE LOANS ON THE NEXT SUCCEEDING LAST DAY OF EACH INTEREST PERIOD APPLICABLE TO SUCH ADJUSTED LIBOR LOANS OR, WITHIN SUCH EARLIER PERIOD AS MAY BE REQUIRED BY LAW. THE COMPANIES SHALL PAY TO SUCH LENDER, UPON DEMAND, ANY ADDITIONAL AMOUNTS REQUIRED TO BE PAID PURSUANT TO
SECTION 3.08 HEREOF.

        SECTION 3.07. INCREASED COSTS . (a) In the event that any introduction of or change, on or after the date hereof, in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

               (i) shall subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, or any Loan, or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or Lending Office of such Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office is located, or by any jurisdiction in which such Lender or the Issuing Lender is organized, has its principal office or is managed and controlled); or

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

               (iii) shall impose on any Lender or the Issuing Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems material, then, in any such case, the Companies shall pay such Lender or the Issuing Lender, such additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender for such increased costs or reduction.

               (b) If any Lender or the Issuing Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any Lending Office of any Lender or the Issuing Lender) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Companies shall pay to such Lender or the Issuing Lender, the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender or such Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Companies absent manifest error.

               (c) A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Companies shall pay any Lender the amount shown as due on any such certificate within ten days after receipt thereof.

               (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Administrative Agent and Companies of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion. In the event the Company is required to make a payment pursuant to clause (a) or clause (b) above, then the Company may, with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) and upon not less than thirty (30) Business Days' prior notice to the Agent, immediately terminate the Commitments of any Lender in respect of which such amount was or may be payable and prepay such Lender's Loans together with accrued interest thereon and all other amounts payable with respect thereto. The Required Lenders shall not be required to grant consent to any such termination if the Required Lenders have located a Lending institution satisfactory to the Required Lenders which shall have agreed to be substituted for such Lender on the terms and conditions satisfactory to the Required Lenders.

        SECTION 3.08. INDEMNITY. THE COMPANIES AGREE TO INDEMNIFY EACH LENDER AND TO HOLD EACH LENDER HARMLESS FROM ANY LOSS, COST OR EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR, INCLUDING, WITHOUT LIMITATION, INTEREST OR FEES PAYABLE BY SUCH LENDER TO LENDERS OF FUNDS OBTAINED BY IT IN ORDER TO MAINTAIN ADJUSTED LIBOR LOANS HEREUNDER, AS A CONSEQUENCE OF (A) DEFAULT BY THE COMPANIES IN PAYMENT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON ANY ADJUSTED LIBOR LOAN,
(B) DEFAULT BY THE COMPANIES IN ACCEPTANCE OR MAKING OF A BORROWING OF AN ADJUSTED LIBOR LOAN OR A CONVERSION INTO OR CONTINUATION OF AN ADJUSTED LIBOR LOAN AFTER THE COMPANIES HAVE REQUESTED SUCH BORROWING, CONVERSION OR CONTINUATION, (C) DEFAULT BY THE COMPANIES IN MAKING ANY PREPAYMENT OF ANY ADJUSTED LIBOR LOAN AFTER THE COMPANIES GIVE NOTICE IN ACCORDANCE WITH SECTION
3.03 OF THIS AGREEMENT AND/OR (D) THE MAKING OF ANY PAYMENT OR PREPAYMENT (WHETHER MANDATORY OR OPTIONAL) OF AN ADJUSTED LIBOR LOAN OR THE MAKING OF ANY CONVERSION OF AN ADJUSTED LIBOR LOAN TO A PRIME RATE LOAN ON A DAY WHICH IS NOT THE LAST DAY OF THE APPLICABLE INTEREST PERIOD WITH RESPECT THERETO. A CERTIFICATE OF A LENDER SETTING FORTH IN REASONABLE DETAIL SUCH AMOUNTS SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR. THE COMPANIES SHALL PAY SUCH LENDER THE AMOUNT SHOWN AS DUE ON ANY CERTIFICATE WITHIN TEN DAYS AFTER RECEIPT THEREOF.

        SECTION 3.09. TAXES . (a) All payments made by the Companies under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on any Agent, the Issuing Lender or a Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which such Agent, the Issuing Lender or such Lender is organized or in which it has its principal office or is managed and controlled or any


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
political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which such Agent, the Issuing Lender or Lender's Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to such Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to such Agent, the Issuing Lender or such Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by any Company, such Company shall promptly send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If any Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Companies shall indemnify the Agents, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent, the Issuing Lender or any Lender as a result of any such failure together with any expenses payable by any Agent, the Issuing Lender or any Lender in connection therewith.

               (b) Prior to the first Interest Payment Date, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States back-up withholding tax. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

               (c) The Companies shall not be required to pay any increased amount on account of Taxes pursuant to this Section 3.10 to any Lenders or to the Agents to the extent such Taxes would not have been payable if the Lenders had furnished a form which it was required to furnish in accordance with clause
(b) of this Section 3.10, and such Taxes shall be borne solely by such Agents or Lenders.

        SECTION 3.10. PRO RATA TREATMENT AND PAYMENTS . Each borrowing by the Companies from the Lenders, each conversion of a Loan pursuant to Section 3.01(d) or continuation of a Loan pursuant to Section 3.01(e), each payment by the Companies on account of any fee (other than with respect to fees which are expressly payable to an Agent or the Issuing Lender for its own account, and reimbursements by the Company to the Issuing Lender with respect to drawings under Letters of Credit) and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Companies on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. Reimbursements made by the Companies to the Issuing Lender with respect to drawings under Letters of Credit for which a Lender has made payment pursuant to
Section 2.04(b) to reimburse the Issuing Lender shall be made pro rata according to the amounts paid by each Lender with respect to each such drawing. All payments (including prepayments) to be made by the Companies on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders (except as specified in Section 3.04), at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent may, in its sole discretion, directly charge interest payments due in respect of the Loans to the Companies' accounts at the Payment Office or other office of the Administrative Agent. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds by wire transfer of such Lender's portion of such payment to such Lender for the account of its Lending Office. All payments to be made by the Companies in respect of reimbursement obligations under Letters of Credit shall be made without set-off or counterclaim and shall be made to the Issuing Lender at the Payment Office of the Issuing Lender in Dollars in immediately available funds. The Issuing Lender may, in its sole discretion, directly change reimbursement obligations with respect to Letters of Credit to the Companies' accounts at any office of the Issuing Lender. If any payment hereunder becomes due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day (and any interest payable thereon shall be payable at the then applicable rate during such extension) unless the result thereof would be to make a payment in the next calendar month, in which event such payment shall be made on the immediately preceding Business Day.

        SECTION 3.11. FUNDING AND DISBURSEMENT OF LOANS . (a) Each Lender shall make each Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in
Article V has not been satisfied, the amount so received by Administrative Agent will be made available to the Companies at the Payment Office by crediting the account of the Companies with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Companies' account.

        (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.11(b) shall be conclusive absent manifest error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Companies may have against any Lender as a result of any default by such Lender hereunder.

        SECTION 3.12. CHANGE OF LENDING OFFICE . Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to its Adjusted Libor Loans affected by the events or circumstances described in
Section 3.05, Section 3.06 or Section 3.07 to avoid or minimize the Companies' liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

                    ARTICLE IVREPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders to enter into this Agreement and to extend the credit herein provided for, the Companies, jointly and severally, represent and warrant to each Agent and each Lender that:

        SECTION 4.01. ORGANIZATION POWERS. Each Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; provided, however, no representation is made with respect to the good standing of EDO Foreign Sales Corporation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Companies, the power to obtain extensions of credit hereunder and to execute and deliver the Notes.
        SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS . The execution, delivery and performance by each Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings hereunder, and the execution and delivery by each of the Guarantors of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate action, (b) will not violate (i) any provision of law applicable to any Company or any Guarantor, any rule or regulation of any Governmental Authority applicable to any Company or any Guarantor or (ii) the certificate of incorporation, by-laws, or other organizational documents, as applicable of any Company or of any Guarantor or (iii) any order of any court or other Governmental Authority binding on any Company or any Guarantor or any indenture, agreement or other instrument to which any Company or any Guarantor is a party, or by which any Company or any Guarantor or any of their respective properties are bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of any Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents, except for any such violation, conflict, breach or default or Lien provided in clauses (b)(i), (b)(iii) or (c) which could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect. This Agreement and each other Loan Document to which each Company or any Guarantor is a party constitutes a legal, valid and binding obligation of such Company and such Guarantor enforceable, as the case may be, against such Company and such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

        SECTION 4.03. FINANCIAL CONDITION. (a) The Companies have heretofore furnished to the Administrative Agent and each Lender (i) the audited consolidated balance sheet of EDO and its Subsidiaries and the related audited consolidated statements of income, retained earnings and cash flow of EDO and its Subsidiaries audited by Ernst & Young, LLP, independent certified public accountants, for the fiscal year ended December 31, 2001, (ii) the unaudited consolidated balance sheet of EDO and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of EDO and its Subsidiaries for the six month period ended June 30, 2002. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the financial condition and results of operations of EDO and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, since June 30, 2002, no event or condition has occurred which could reasonably be expected to have a Material Adverse Effect. The Companies shall deliver to the Administrative Agent, with a copy for each Lender, a certificate of the Chief Financial Officer of EDO to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business or that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, since June 30, 2002, there are no obligations or liabilities contingent or otherwise, of EDO or its Subsidiaries which are not reflected or disclosed on such unaudited statements.

               (b) Each Company and each Guarantor is Solvent.
        SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of each Company and each Guarantor have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. Each Company and each Guarantor has filed or caused to be filed all federal, state and local tax returns which are required to be filed and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

        SECTION 4.05. TITLE TO PROPERTIES . The Companies and each Guarantor has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

        SECTION 4.06. LITIGATION . (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of any Company or any Guarantor) pending or, to the knowledge of each Company, threatened against any Company or any Guarantor at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against such Company or such Guarantor, could reasonably be expected to have a Material Adverse Effect; and (b) neither any Company nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.07. AGREEMENTS. Neither any Company nor any Guarantor is a party to any agreement or instrument or, with respect to such Company, subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation the violation of which could reasonably be expected to have a Material Adverse Effect. Neither any Company nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

        SECTION 4.08. COMPLIANCE WITH ERISA. Except as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with ERISA; no Multi-Employer Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither any Company, any Guarantor, nor any ERISA Affiliate has incurred any material liability to or on account of a Plan or Multi-Employer Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in, or contributions to, any such Plan or Multi-Employer Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a risk to any Company, any Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA; no lien imposed under the Code or ERISA on the assets of any Company, any Guarantor or any of its ERISA Affiliates exists or is likely to arise on account of any Plan and each Company and each Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

        SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS . (a) Neither any Company nor any Guarantor is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

               (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of The Federal Reserve System.

               (c) The proceeds of each Loan shall be used solely for the purposes permitted under Section 3.02.

        SECTION 4.10. APPROVAL S. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by the Companies or any Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or with respect to the Companies, the borrowings hereunder, other than (a) registration, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect and
(b) filings to be made in connection with the Liens contemplated by this Agreement or the Loan Documents.

        SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of all Subsidiaries of EDO as of the date hereof, showing as to each such Subsidiary, its name, the jurisdiction of its incorporation or formation and the ownership of each such Subsidiary (including the percentage of the ownership interest held by each such entity).

        SECTION 4.12. HAZARDOUS MATERIALS . Each Company and each Guarantor is in compliance with all applicable Environmental Laws except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and neither any Company nor any Guarantor has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by any Company or any Guarantor, in any manner, which violates any applicable Environmental Law except where any violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law except where any violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.13. INVESTMENT COMPANY ACT . Neither the Company nor any Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.14. SECURITY DOCUMENTS. Each Security Document executed by each Company shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Document in favor of the Administrative Agent for the ratable benefit of the Lenders and, upon completion of filing and recording of financing statements in the offices in the applicable jurisdictions (to the extent filing of financing statements under the Uniform Commercial Code are permissible methods of perfection) or otherwise upon taking all necessary action to perfect such Lien and security interest in the collateral referred to in the Security Document, shall be prior to all other Liens, claims and right of all other Persons, other than Permitted Liens, and shall be enforceable as such against all other Persons.

        SECTION 4.15. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

        SECTION 4.16. PERMITS AND LICENSES. Each Company and each Guarantor has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.17. NO OTHER VENTURES . Neither any Company nor any Guarantor is a party to any joint venture or partnership with any Person.

        SECTION 4.18. COMPLIANCE WITH LAW. Each Company and each Guarantor is in compliance, with all laws, rules, regulations, orders and decrees which are applicable to such Company or such Guarantor, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 4.19. CERTAIN SUBSIDIARIES . Each Non-Operating Subsidiary conducts no operations or business and has assets, the fair market value of which do not exceed $10,000 in the aggregate. Condor Systems GmbH has no assets other than payments to be received pursuant to contracts with Bundesamt fur Wehrtechnik und Beschaffung which payments shall not exceed $1,500,000 in the aggregate, and it conducts no business other than as is necessary to fulfil its obligations under such contracts.

        SECTION 4.20. SUBORDINATED DEBENTURES. The Obligations shall constitute, and will constitute, Senior Indebtedness within the meaning ascribed to such terms in the indenture pursuant to which the Subordinated Debentures were issued. The subordination provisions therein are enforceable against the issuers thereunder and the holders, from time to time, of the Subordinated Debentures. The issuers are not in default under any such indenture and there does not exist, and the execution, delivery or performance of the Loan Documents will not result in, an "Event of Default" or "Redemption Event" as those terms are defined in such indenture.

        SECTION 4.21. FULL DISCLOSURE . No representation and warranty by any Company, in this Agreement or any other Loan Document as of the date such representations and warranties are made or deemed made, and no information in any statement, certificate, schedule, or other document furnished or to be furnished pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or be misleading in any material respect. Except as disclosed in this Agreement, there is no fact known to any Company which such Company has not disclosed to the Lenders in writing which could reasonably be expected to have a Material Adverse Effect. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such statement, certificate, schedule or other document, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (A) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Companies and (B) such assumptions were reasonably believed by such management to be reasonable. Such forecasts, estimates pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

                         ARTICLE VCONDITIONS OF LENDING

        SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT . The obligation of each Lender to make the initial Loans hereunder and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

               (a) NOTES. On or prior to the Closing Date, the Administrative Agent shall have received, for the account of each Lender, a Revolving Credit Note duly executed by the Companies.

               (b) GUARANTIES. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor.

               (c) SECURITY DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, the Security Documents, each duly executed by each Company and each Guarantor party thereto and, to the extent required therein, (i) with financing statements on form UCC-1 describing the collateral covered by the Security Documents and
(ii) stock certificates evidencing the stock pledge pursuant to the Pledge Agreement which shall consist of in the aggregate, 100% of the issued and outstanding capital stock of AIL and each other Subsidiary of EDO (other than any Foreign Subsidiary with respect to which only 65% of the issued and outstanding capital stock shall be pledged and excluding interests in EDO Canada Ltd. and Condor Systems GmbH) together with undated stock powers for each certificate representing such stock in blank duly executed by the Pledgor.

               (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of counsel for the Companies and the Guarantors dated the Closing Date and addressed to each Agent and each Lender, substantially in the form of Exhibit E attached hereto.

               (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Administrative Agent shall have received, with a copy for each Lender, (i) a certificate of good standing for each Company and each Guarantor (other than EDO Foreign Sales Corporation) from the secretary of state of the state of its organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of each Company and Guarantor (other than EDO Foreign Sales Corporation); (iii) a certificate of an authorized officer or member of each Company and each Guarantor dated the Closing Date and certifying: (x) that the charter documents of such Person (other than EDO Foreign Sales Corporation) have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the board of directors or members, as applicable, of such Person authorizing the execution, delivery and performance of each Loan Document to which it is a party; and (z) the incumbency and specimen signature of each officer or member of such Person executing each Loan Document to which it is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer or member of such Person as to the incumbency and signature of the Person executing such certificate; and (iv) such other documents as the Administrative Agent may reasonably request.

               (f) OFFICER'S CERTIFICATE. On the Closing Date, the Administrative Agent shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the conditions set forth and clauses (a) and (b) of Section 5.02.

               (g) INSURANCE. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof and evidence that the Administrative Agent has been named loss payee and additional insured with respect to each policy of such insurance.

               (h) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Administrative Agent shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that each Company's and each Guarantor's assets are free and clear of all Liens except Permitted Liens.

               (i) PAYMENT OF EXISTING INDEBTEDNESS. The Administrative Agent shall have received a payoff letter from Citibank, N.A., as administrative agent with respect to all amounts due and owing under the Prior Agreement, together with UCC-3 termination statements or statements of assignment with respect to all filings against the Companies and the Guarantors, which payoff letter shall include a statement that upon payment in full of the amounts set forth therein, the commitments under the Prior Agreement are terminated.

               (j) FEES AND EXPENSES. On or prior to the Closing Date, the Agents shall have received (i) the origination fee payable by the Companies to the Administrative Agent pursuant to a letter agreement dated November 8, 2002 among the Companies and the Administrative Agent, and each Lender shall have received its portion of such fee as agreed in writing between the Agents and each Lender, and (ii) for itself all fees payable pursuant to Section 3.04(c) and reimbursement of expenses in accordance with Section 10.03(b).

               (k) SUBORDINATED DEBENTURES. The Administrative Agent shall have received, with a copy for each Lender, a certificate of an Executive Officer of EDO certifying that attached thereto is (i) a true, correct and complete copy of the indenture pursuant to which the Subordinated Debentures were issued, as in effect on the date hereof and (ii) a true, correct and complete copy of ESOP Loan Agreement as in effect on the date hereof.

               (l) MANAGEMENT LOANS. On the Closing Date the Administrative Agent shall have received a collateral assignment pursuant to the Security Agreement executed by each Company of each promissory note evidencing a loan from EDO or AIL to its management as permitted pursuant to Section 7.06(e).

               (m) OTHER INFORMATION, DOCUMENTATION. The Lenders shall have received such other and further information and documentation as they may require, including, but not limited to, any information or documentation relating to compliance by the Companies and each Guarantor with the requirements of all Environmental Laws.

               (n) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Agents, and their respective counsel.

        SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT . The obligation of each Lender to make each Loan hereunder, including, without limitation, the initial Loan and the obligation of the Issuing Lender to issue each Letter of Credit, including, without limitation, the initial Letter of Credit, are subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Companies pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or Issuance Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

               (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or Issuance Date, as applicable, or will result after giving effect to the Loan or Letter of Credit requested.

               (c) AVAILABILITY. After giving effect to any requested Revolving Credit Loan, (i) the aggregate principal amount of the Revolving Credit Loans outstanding shall not exceed the Total Revolving Credit Commitment and (ii) the Aggregate Outstandings shall not exceed the lesser of (x) the Total Commitments and (y) the Maximum Amount. After giving effect to the issuance of any requested Letter of Credit, (i) the Aggregate Letters of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) the Aggregate Outstandings shall not exceed the lesser of (x) the Total Commitments and (y) the Maximum Amount.

        Each borrowing hereunder shall constitute a representation and warranty of each Company that the statements contained in clauses (a), (b), and (c) of
Section 5.02 are true and correct on and as of the Borrowing Date except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

                         ARTICLE VIAFFIRMATIVE COVENANTS

        Each Company, jointly and severally, covenants and agrees with the Lenders that so long as the Commitments remain in effect, any Letter of Credit remains outstanding, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each Guarantor to:

        SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE . Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability existence as applicable, rights and franchises and comply with all laws applicable to it, except to the extent any failure to so comply could not reasonably be expected to have a Material Adverse Effect; at all times maintain, preserve and protect all franchises, except as otherwise permitted pursuant to Section 7.12, and trade names material to its business and preserve all of its property used or useful in and material to the conduct of its business, and keep the same in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Companies shall name the Administrative Agent as loss payee and additional insured and shall provide for at least thirty (30) days' prior written notice to the Administrative Agent of any modification or cancellation of such policies. Each Company shall provide to the Administrative Agent promptly upon receipt thereof evidence of the annual renewal of each such policy. The Companies shall deliver to the Administration Agent evidence of the good standing of EDO Foreign Sales Corporation in the jurisdiction of its incorporation and the charter documents of EDO Foreign Sales Corporation on or prior to December 31, 2002.

        SECTION 6.02. PAYMENT OF OBLIGATIONS AND TAXES. Pay all obligations, now existing or hereafter arising, as and when due and payable, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither any Company nor any Guarantor shall be required to pay and discharge or cause to be paid and discharged any such obligations, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and such Company or such Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such obligations, tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, each Company and each Guarantor shall pay or cause to be paid all such obligations, taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

        SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agents with sufficient copies for each Lender,

               (a) as soon as available, but in any event within 105 days after the end of each fiscal year of EDO, the audited consolidated balance sheet of EDO and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized standing selected by EDO and reasonably satisfactory to the Required Lenders (the "Auditor"), which report shall be unqualified and prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis;

               (b) (i) as soon as available, but in any event not later than 60 days after the end of the first, second and third fiscal quarters of EDO, the consolidated interim balance sheet of EDO and its Subsidiaries as of the end of each such quarter and the related interim statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, prepared by EDO in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer of EDO:

               (c) a certificate prepared and signed by the Chief Financial Officer with each delivery required by clauses (a) and (b) as to whether or not, as of the close of such preceding period and all times during such preceding period, the Companies and the Guarantors were in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Chief Financial Officer shall have obtained knowledge of any Default or Event of Default, it shall disclose in such certificate such Default or Event of Default and the nature thereof;

               (d) at all times indicated in clauses (a) above a copy of the management letter, if any, prepared by the Auditor;

               (e) on or prior to the twentieth day of each calendar quarter a "job status report" substantially in the form previously provided to the Lenders certified by the Chief Financial Officer and current as of the last Business Day of the preceding calendar quarter;

               (f) promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which any Company or any Guarantor shall file with the Securities and Exchange Commission;

               (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not result in any adverse action to be taken by such agency which action could reasonably be expected to have a Material Adverse Effect;

               (h) within ten (10) days after the end of each calendar quarter commencing with the quarter ending December 31, 2002 a completed Borrowing Base Certificate; and

               (i) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Companies or the Guarantors as any Lender may reasonably request.
        SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES . Maintain financial records in accordance with Generally Accepted Accounting Principles and permit representatives of any Lender, in coordination with the Administrative Agent, to have access during normal business hours to the premises of each Company and the Guarantors upon prior written request, and to examine and make excerpts from the minute books, books of accounts, reports and other records and to discuss the affairs, finances and accounts of each Company and the Guarantors with their respective principal officers or with their respective independent accountants, permit representatives of the Administrative Agent to conduct such audits (including, without limitation, field audits of each Company and each Guarantor's accounts receivable and inventory) as the Administrative Agent reasonably deems necessary. The costs and expenses of one field audit during each fiscal year and all field audits performed after the occurrence of an Event of Default shall be for the account of each Company and the Guarantors and shall be payable upon demand of the Administrative Agent.

        SECTION 6.05. NOTICE OF ADVERSE CHANGE . Promptly notify the Administrative Agent in writing of (a) any change in the business or the operations of any Company or any Guarantor which could have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Agents or the Lenders pursuant to this Agreement, fail, in any material respect, to present fairly, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

        SECTION 6.06. NOTICE OF DEFAULT . Promptly notify the Administrative Agent of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action, if any, which is proposed to be taken with respect thereto.

        SECTION 6.07. NOTICE OF LITIGATION . Promptly notify the Administrative Agent of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against any Company or any Guarantor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Administrative Agent of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Company or any Guarantor is a party which default could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.09. NOTICE OF ERISA EVENT . Promptly deliver to the Administrative Agent a certificate of the Chief Financial Officer of each Company setting forth details as to such occurrence and such action, if any, which a Company, a Guarantor or an ERISA Affiliate is required or proposes to take, together with any notices received from any Governmental Authority or required or proposed to be given to or filed with or by such Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Multi-Employer Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that any Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, or to a Multi-Employer Plan under Section 4201 or 4204 of ERISA. Each Company will deliver to the Administrative Agent a complete copy of the annual report (Form
5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any other notices received by each Company or such Guarantor required to be delivered to the Administrative Agent hereunder shall be delivered to the Administrative Agent no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Company or any Guarantor.

        SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against any Company or any Guarantor relating to any alleged violation of any Environmental Law which, if adversely determined against such Company or such Guarantor (a) could reasonably be expected to result in a fine or judgment against such Company or Guarantor of more than $250,000 or (b) could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.11. COMPLIANCE WITH APPLICABLE LAWS . Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.12. SUBSIDIARIES . Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any direct or indirect subsidiary of the Company not existing on the date hereof. EDO, or its Subsidiary as appropriate, shall (x) execute a Pledge Agreement with respect to (i) all the shares of capital stock or other ownership interest of each such Subsidiary which is a Domestic Subsidiary, and (ii) 65% of the outstanding shares of capital stock or other ownership interest of each such Subsidiary which is a Foreign Subsidiary, in each case, together with certificates and powers with respect to such interest duly endorsed in blank, and in the event of uncertificated interests, UCC financing statements identifying such interest) and (y) cause each Domestic Subsidiary to execute a Guaranty and Security Agreement in favor of the Administrative Agent within five days of the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Administrative Agent, with a copy for each Lender, the supporting documents identified in clauses (i), (ii) and (iii) of Section 5.01(e), in each case with respect to such Subsidiary, together with, if required by the Agent, a favorable written opinion of counsel to such Subsidiary and the pledgor of the interests in such Subsidiary, which opinion shall be consistent in substance and as to the matters opined as the opinion delivered pursuant to Section 5.01(d) on the Closing Date.

        SECTION 6.13. ENVIRONMENTAL LAWS. Comply and use its best efforts to ensure compliance by all tenants and subtenants of their respective properties with the requirements of all Environmental Laws, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless each Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise (collectively "Losses"), arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Companies or any Guarantor; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses except to the extent the Losses are caused by the gross negligence or willful misconduct of a Lender or an Agent or their respective employees, agents, officers and directors.

        SECTION 6.14 CERTAIN LETTERS OF CREDIT . Use reasonable best efforts to cause the beneficiary of each Mellon L/C and each B of A L/C to accept on or prior to April 1, 2003 a Letter of Credit in substitution therefor issued by the Issuing Lender hereunder.

                          ARTICLE VIINEGATIVE COVENANTS

        Each Company, jointly and severally, covenants and agrees that so long as the Commitments remain in effect, any Letter of Credit remains outstanding, or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Guarantor, directly or indirectly, to:

        SECTION 7.01. LIENS .Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

               (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Companies or the Guarantors in accordance with Generally Accepted Accounting Principles;

               (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Administrative Agent in any of the collateral subject to the Security Documents;

               (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business including liens on works in progress, inventory and unfinished goods securing progress payments received under contracts with third parties;

               (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed;

               (f) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by any Company or any Guarantor of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

               (g) deposits under workmen's compensation, unemployment insurance and social security laws;

               (h) liens granted to the Lenders or the Administrative Agent, for the ratable benefit of the Lenders, under this Agreement or any other Loan Document;

               (i) purchase money liens for fixed or capital assets acquired in the ordinary course of business, including obligations with respect to Capital Leases; provided in each case such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired;

               (j) liens granted to financial institutions party to Hedging Agreements permitted pursuant to Section 7.02(i) to secure EDO's or its Subsidiary's obligations under such Hedging Agreements provided the priority of such liens are pari passu with the priority of the liens referred to in clause
(h) above and are governed by an intercreditor agreement between the Administrative Agent, for the ratable benefit of the Lenders and each such financial institution in form and substance satisfactory to the Required Lenders;

               (k) liens consisting of precautionary Uniform Commercial Code financing statements regarding operating leases of any Company or any Guarantor;

               (l) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of any Company or any Guarantor;

               (m) any lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness of any Company or any Guarantor secured by any Lien permitted by clause (i) of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets; and

               (n) cash pledged to Bank of America, N.A. to secure reimbursement obligations under the B of A L/Cs.

        SECTION 7.02. INDEBTEDNESS . Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

               (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto including any renewals, refinancings or extensions thereof; provided such renewals, refinancings or extensions do not result in an increase in the aggregate principal amount of such Indebtedness;

               (b) Indebtedness to the Agents and the Lenders under this Agreement, the Notes or any other Loan Document;

               (c) Indebtedness for trade payables incurred in the ordinary course of business which are not overdue;

               (d) Indebtedness consisting of guarantees permitted pursuant to
Section 7.03;

               (e) Subordinated Indebtedness approved in writing by the Required Lenders; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

               (f) Indebtedness secured by purchase money liens as permitted under Section 7.01(i); provided, however, the aggregate amount of all such Indebtedness outstanding at any one time shall not exceed $10,000,000.

               (g) Indebtedness owing by a Company to any Guarantor or other Company or by any Guarantor to a Company or the Company to any other Guarantor;

               (h) Indebtedness arising from the election of a participant in an ESOP to receive an installment payment of benefits accrued to such participant under such ESOP;

               (i) Hedging Agreements entered into to hedge against existing business risks in the ordinary course of business and not for the purpose of speculation; provided (i) the aggregate amount subject to Hedging Agreements to which EDO or its Subsidiaries are a party shall not exceed $150,000,000 and (ii) the termination of each Hedging Agreement shall not be later than April 1, 2007;

               (j) Indebtedness of any Company or any Guarantor representing the obligation of the Company or any Guarantor to make payments with respect to the cancellation or repurchase of certain stock of officers, employees or directors (or their estates) of any Company or any Guarantor, to the extent permitted by
Section 7.06(f);

               (k) Indebtedness for the deferred purchase price of stock, assets or other property owing to a seller pursuant to a Permitted Acquisition; provided, however, that (i) such indebtedness constitutes all or a portion of the consideration payable with respect to such acquisition, (ii) such indebtedness does not exceed more than 100% of the original purchase price of such acquisition, and (iii) such indebtedness shall constitute Subordinated Indebtedness;

               (l) Other Indebtedness, excluding indebtedness for borrowed money, the aggregate amount of which shall not exceed $500,000 at any time; and

               (m) the Existing Letters of Credit, the Mellon L/Cs and the B of A L/Cs.

        SECTION 7.03. GUARANTIES . Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

               (a) guaranties executed on or prior to the date hereof as described on Schedule IV attached hereto including any renewals or extension thereof; provided the contingent obligation thereunder after giving effect to such extension or renewal is not greater than such contingent obligation immediately prior to such extension or renewal;
               (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

               (c) guaranties of any Indebtedness under this Agreement or any other Indebtedness permitted under Section 7.02;

               (d) guaranties by any Company of the Indebtedness of any other Company or any Guarantor permitted to be incurred hereunder, or by any Guarantor of the Indebtedness of any Company or any other Guarantor permitted to be incurred hereunder; and

               (e) guaranties by a Company or any Guarantor of operating leases of any Company or any Guarantor.

        SECTION 7.04. SALE OF ASSETS . Sell, assign, lease, transfer or otherwise dispose of any of their respective properties and assets, except as permitted under Section 7.11 and except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) the sale or other disposition of AIL's Deer Park, New York facility; provided that no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such sale or other disposition, and (d) any other asset disposition provided (i) the consideration therefore is not less than the fair market value of the related asset (as determined in good faith by the Chief Financial Officer) and (ii) after giving effect thereto, the aggregate fair market value of the assets disposed of in all asset dispositions in any fiscal year of EDO does not exceed $250,000.

        SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Company or any Guarantor, with or without recourse, except for collection in the ordinary course of business.

        SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or, except as permitted pursuant to Section 7.11, acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except (a) for the ownership of stock of any Subsidiaries existing as of the Closing Date or of any Subsidiary created, or acquired pursuant to a Permitted Acquisition, after the Closing Date provided the Companies have complied with their obligations under Section 6.13 with respect to such Subsidiary; and further provided all of the outstanding equity interests of such Subsidiary are owned by the Companies and/or the Guarantors;
(b) the ESOP Loan; (c) Eligible Investments; (d) loans and investments made by any Company in any Guarantor or in any other Company or by any Guarantor in any Company or any other Guarantor; (e) extension of trade credit to customers of the Companies and the Guarantors in the ordinary course of business; (f) loans and advances from AIL and EDO to their respective management in an aggregate principal amount not to exceed $1,500,000;
(g) mandatory repurchases of common stock required pursuant to the terms of the ESOP; provided, however, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto; (h) any Company or any Guarantor may acquire and own investments (including, Indebtedness obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of the delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business; (i) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases entered into in the ordinary course of business and deposits described in Section 7.01(d); and (j) any Company may make contributions or loans to the ESOP to permit the ESOP to immediately purchase capital stock of the Company, in an aggregate purchase price equal to the amount of such loan or contribution and (k) guarantees permitted pursuant to Section 7.03(d).

        SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

        SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

        SECTION 7.09. FEDERAL RESERVE REGULATIONS . Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES . Permit any change in the accounting policies and procedures of the Companies or any Guarantor, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

        SECTION 7.11. LIMITATIONS ON FUNDAMENTAL CHANGES . Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, acquire more than 50% of the outstanding stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution; provided, however, (a) any Company or Guarantor may acquire the stock or assets or business of a Person pursuant to a Permitted Acquisition, (b) any Subsidiary of EDO may merge with (x) any Company provided that such Company shall be the continuing or surviving entity, or (y) with any one or more Subsidiaries of EDO, and (c) any Company may sell, lease, or otherwise transfer its assets to any other Company or any Guarantor and any Guarantor may sell, lease, or otherwise transfer its assets to the Company or any other Guarantor so long as the security interest granted to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents in such assets shall remain in full force and effect and perfected, to at least the same extent as in effect immediately prior to such sale, lease or other transfer.

        SECTION 7.12. FINANCIAL COVENANTS.

               (a) Consolidated Tangible Net Worth plus Subordinated Debt. Permit Consolidated Tangible Net Worth plus Consolidated Subordinated Debt at the last day of any fiscal quarter to be less than the amount set forth below opposite the applicable period in which the fiscal quarter occurs.

        Period                                                   Amount
        ------                                                   ------

        Closing Date through December 30, 2002                   $200,000,000

        December 31, 2002 through December 30, 2003              $225,000,000

        December 31, 2003 through December 30, 2004              $250,000,000

        December 31, 2004 and thereafter                         $275,000,000

               (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter to be greater than 2.50:1.00.

               (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than the ratio set forth below opposite the applicable period in which the fiscal quarter occurs:

        Period                                                   Ratio
        ------                                                   -----
        Closing Date through December 30, 2004                   1.10:1.00

        December 31, 2004 and thereafter                         1.20:1.00

               (d) Consolidated EBIT to Consolidated Interest Expense. Permit Consolidated EBIT to Consolidated Interest Expense as of the end of any fiscal quarter to be less than 3.00:1.00.

               (e) Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth plus Subordinated Debt. Permit the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth plus Subordinated Debt as of the end of any fiscal quarter to be greater than 1.00:1.00.
               (f) No Net Loss. Incur a Consolidated net loss (calculated exclusive of extraordinary gains) for any period consisting of four consecutive fiscal quarters.

        SECTION 7.13. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or amend, supplement or otherwise modify any of the terms thereof without the prior written consent of the Required Lenders.

        SECTION 7.14. DIVIDENDS . Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of any Company or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Companies or any Guarantor or in any combination thereof, or permit any Subsidiary of EDO to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of any Company or any Guarantor from any Person; provided, however, (a) EDO may declare and pay dividends on its outstanding common stock for each calendar quarter commencing with the quarter ending September 30, 2002 in an amount not to exceed fifty (50%) percent of Consolidated Net Income for the immediately preceding fiscal quarter (b) each wholly-owned subsidiary of EDO may declare and pay dividends ratably with respect to its capital stock, (c) EDO may make contributions to the ESOP from time to time not to exceed an amount equal to the next scheduled payment of principal and interest then due pursuant to the ESOP Loan Agreement, and (d) the Companies may redeem or repurchase shares of their respective common stock (or options to purchase such common stock) from officers, employees and directors of the Companies or any of their Subsidiaries (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan maintained by the Companies or any of their Subsidiaries, provided the aggregate purchase price paid with respect to all repurchases of common stock in any fiscal year of EDO shall not exceed $150,000; provided, however, with respect to each dividend distribution, redemption and repurchase permitted hereunder no such dividend, distribution, redemption or repurchase shall be made if a Default or an Event of Default shall have occurred and be continuing or would occur after giving effect to the same.

        SECTION 7.15. TRANSACTIONS WITH AFFILIATES . Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of any Company's or Guarantor's business and upon fair and reasonable terms no less favorable to such Company or Guarantor than they would obtain in a comparable arms-length transaction with a Person not an Affiliate. The provisions of this Section 7.15 shall not apply to the transactions contemplated by the ESOP which are consummated in accordance with the terms of the ESOP.

        SECTION 7.16. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Administrative Agent.
        SECTION 7.17. BORROWING BASE . Permit, at any time, the Aggregate Senior Indebtedness Outstandings to exceed the Borrowing Base.

        SECTION 7.18. NO AMENDMENTS . Without the prior written consent of the Required Lenders, amend, supplement or otherwise modify (i) the certificate of incorporation of EDO with respect to its preferred stock or (ii) any material term of the ESOP Loan (without limitation, the interest rate thereon, and the schedule and amount of principal payments required thereunder) or (iii) the Subordinated Debentures or the indenture pursuant to which the Subordinated Debentures were issued.

        SECTION 7.19. EXTENDED MELLON L/CS . Without the prior written consent of the Required Lenders, renew any Extended Mellon L/C (as defined in Section 2.04(a)) or agree to any amendment or modification extending the expiry date or increasing the stated amount of any Extended Mellon L/C.

                          ARTICLE VIIIEVENTS OF DEFAULT

        SECTION 8.01. EVENTS OF DEFAULT . In the case of the happening of any of the following events (each an "Event of Default"):

               (a) failure to pay (i) the principal of any Loan or any reimbursement obligation with respect to a drawing under any Letter of Credit, in each case, as and when due and payable or (ii) within five days after the same becomes due and payable, any interest on any Loan or any fee or other amount due under this Agreement or any other Loan Document;

               (b) default shall be made in the due observance or performance of
(i) any covenant, condition or agreement set forth in Article VI (other than Section 6.03(a), Section 6.03(b) and Sections 6.05 through 6.11) and such default, shall continue unremedied for a period of 15 consecutive days or (ii) any other covenant, conditions or agreement of the Company or any Guarantor to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01);

               (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

               (d) any report, certificate, financial statement (excluding financial projections provided the same were prepared in good faith and upon reasonable assumptions) or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

               (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of any Company or any Guarantor in excess of $500,000 individually or in the aggregate (other than the Notes) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

               (f) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for such Company or for a substantial part of its property;
(iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due; or any of the actions identified in the preceding clauses (i) through (vii) shall have occurred with respect to any Guarantor.

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Company or for a substantial part of their property, or (iii) the winding-up or liquidation of any Company and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days; or any of the actions identified in the preceding clauses (i), (ii) or (iii) shall have occurred with respect to any Guarantor;

               (h) One or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Company or any Guarantor and the same shall not have been paid in accordance with such judgment, order or decree and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

               (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by any Company, any Guarantor or any ERISA Affiliate or is the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or any Company, any Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, or a Multi-Employer Plan under Section 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of any Company or any Guarantor or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a Multi-Employer Plan or a trustee appointed under ERISA or a penalty under
Section 4971 of the Code in an aggregate amount in excess of $500,000;

               (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or any Company or any Guarantor shall so assert in writing;

               (k) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby;

               (l) EDO shall cease for any reason to be required to file periodic reports under Section 13 of the Securities Exchange Act of 1934, as amended and the regulations of the Securities Exchange Commission promulgated thereunder;

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall by written or telephonic notice to the Company, take any or all of the following actions, at the same or different times, (a) terminate the Commitments, (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit outstanding and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding, and (c) exercise all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that if an event specified in Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Companies shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Companies at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations with any amount remaining after such satisfactions to be returned to the Companies or paid to such other party as may legally be entitled to the same.
                              ARTICLE IXTHE AGENTS

        SECTION 9.01. APPOINTMENT, POWERS AND IMMUNITIES .

        Each Lender hereby irrevocably appoints and authorizes each Agent to act as its Agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to such Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender, nor is any Agent acting in a fiduciary capacity of any kind under this Agreement, the

Security Documents or the other Loan Documents or in respect thereof or in respect of any Lender. No Agent shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectability of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by any Company, or any of their respective Subsidiaries to perform any of its obligations hereunder or under the other Loan Documents. Each Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. No Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

        SECTION 9.02. RELIANCE BY AGENTS .

        Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

        SECTION 9.03. EVENTS OF DEFAULT .

        No Agent shall be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of, or interest on, the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless such Agent has received notice from a Lender or a Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default as shall be directed by the

Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or an Event of Default as it shall deem advisable in the best interest of the Lenders.

        SECTION 9.04. RIGHTS AS A LENDER .

        With respect to its Commitment and the Loans made by it, each Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Each Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Company, any Guarantor or any of their respective Affiliates, if it were not acting as an Agent, and each Agent may accept fees and other consideration from any Company, any Guarantor or any of their respective Affiliates, for services in connection with this Agreement, the Security Documents or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

        SECTION 9.05. INDEMNIFICATION .

        The Lenders shall indemnify each Agent (to the extent not reimbursed by the Companies under Section 10.03 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Companies are obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of the Security Documents, or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent.

        SECTION 9.06. NON-RELIANCE ON AGENTS AND OTHER LENDERS .

        Each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. No Agent shall be required to keep itself informed as to the performance or observance by the Companies and the

Guarantors of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Company or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, or the other Loan Documents (which shall include the statements and reports delivered to the Administrative Agent pursuant to Sections 6.03, 6.05, 6.06, 6.07, 6.08, 6.09 and 6.10), no Agent shall have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Company, which may come into the possession of such Agent or any of its Affiliates.

        SECTION 9.07. FAILURE TO ACT .

        Except for action expressly required of an Agent hereunder, or under the Security Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        SECTION 9.08. RESIGNATION OF AGENTS .

        Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, the Administrative Agent, the Syndication Agent or the Documentation Agent may resign at any time by notifying the Lenders and the Companies. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Companies, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Companies to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Companies and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

        SECTION 9.09. SHARING OF COLLATERAL AND PAYMENTS .

        In the event that at any time any Lender shall obtain payment in respect of a Note or interest thereon, or a participation in any Letter of Credit, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against any Company or otherwise, in a greater proportion than the proportion received by any other Lender in respect of the corresponding Note held by it or interest thereon, or its participation in any Letter of Credit, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan, or participation in any Letter of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate over-payment to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders each of which shall have a lien on its ratable portion of the amount described hereinafter obtained from the Companies; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Companies agree, to the extent they may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan, or participation in any Letter of Credit, may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                             ARTICLE XMISCELLANEOUS

        SECTION 10.01. NOTICES . All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

               (a) if to the Administrative Agent, at Citibank, N.A. 730 Veterans Memorial Highway Hauppauge, New York 11788
                      Attention: Mr. Jason A. Quinn, Vice President Telecopy:
                      (631) 265-4888

        (b) if to any Company, at

                      EDO Corporation
                      60 East 42nd St.
                      Suite 5010
                      New York, New York 10165
                      Attention: Chief Financial Officer
                      Telecopy:  (212) 716-2051

                      with copies to:

                      EDO Corporation

                      60 East 42nd St.
                      Suite 5010
                      New York, New York 10165
                      Attention: Law Department
                      Telecopy:  (212) 716-2051

                      Dechert
                      4000 Bell Atlantic Tower
                      1717 Arch Street
                      Philadelphia, PA 19103
                      Attention:    Sarah B. Gelb, Esq.
                      Telecopy: (215) 994-2222

               (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated;

                                     - and -

               (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

        SECTION 10.02. EFFECTIVENESS; SURVIVAL . This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Companies pursuant to Section 3.07, Section 3.08,
Section 3.09 and Section 10.03 shall survive termination of this Agreement and payment of the Obligations.

        SECTION 10.03. INDEMNITY AND EXPENSES . Each Company, jointly and severally, agrees (a) to indemnify, defend and hold harmless the Administrative Agent, each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Agents and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

        SECTION 10.04. AMENDMENTS AND WAIVERS . With the written consent of the Required Lenders, the Administrative Agent and the Companies may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Companies hereunder or thereunder, and with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to the Companies a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or change the amortization schedule of any Term Note, or any installment thereof, (b) reduce the rate or extend the time of payment of interest on any Note or the amount of any reimbursement due in respect of any Letter of Credit, or any fees payable to the Lenders hereunder, (c) reduce the principal amount of any Note, (d) amend, modify or waive any provision of this
Section 10.04 or clause (vi) of the definition of "Permitted Acquisition", (e) amend or modify any provision hereof specifying that all of the Lenders are required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder, (f) consent to the assignment or transfer by any Company or any Guarantor of any of its rights or obligations under this Agreement or any other Loan Document, (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent under the Security Documents or (h) release any Guarantor from its Guaranty, in each case specified in clauses (a) through (h) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (I) amend, modify, supplement or waive any provision of
Section IX with respect to any Agent without the written consent of such Agent or (II) increase the amount of any Lenders' Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Companies, the Lenders, the Agents and all future holders of the Notes.

        SECTION 10.05. SUCCESSORS AND ASSIGNS; PARTICIPATIONS .

        (a) This Agreement shall be binding upon and inure to the benefit of the Companies, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Companies may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Companies and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Companies agree that if amounts outstanding under this Agreement or the Notes are due or unpaid or shall have been declared or shall become due and payable on the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interests were owing directly to it as a Lender under this Agreement or any Note; provided, however, that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders and the Lenders agree to share with such Participant, as provided in Section 9.09. The Companies agree that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.09 with respect to its participation in the Commitments and in the Loans and Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of
Section 10.04.

        (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, provided no Event of Default has occurred and is continuing, the consent of the Companies, such consent not to be unreasonably withheld or delayed, to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent, and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Note, shall be dated the date of the Note they replace and shall otherwise be in the form of the Note replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Companies marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is less than $10,000,000 of the Commitments of such transferor Lender or (y) if less than all of the Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any transferor Lender would be less than $10,000,000. Each transfer to a Purchasing Lender shall be made in the same pro rata portion with respect to the Revolving Credit Commitment and the Letter of Credit Commitments or, if all or any portion of the Commitments shall have expired, the Revolving Credit Loans or L/C Exposure, as applicable.

        (d) The Administrative Agent shall maintain at its address referred to in Section 10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error and the Companies, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Companies or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender, together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement,
(ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

        (f) Each Company authorizes each Lender (subject to Section 10.11) to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and the Guarantors which has been delivered to such Lender by or on behalf of any Company or any Guarantor pursuant to this Agreement or which has been delivered to such Lender by the Companies in connection with such Lender's credit evaluation of the Companies and the Guarantors prior to entering into this Agreement.

        (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Companies) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Companies, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and each Company either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and each Company) to provide the Administrative Agent, the transferor Lender and the Company, a new Form W-8ECI or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

        (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

        SECTION 10.06. NO WAIVER; CUMULATIVE REMEDIES . Neither any failure nor any delay on the part of any Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

        SECTION 10.07. APPLICABLE LAW . THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

        SECTION 10.08. SUBMISSION TO JURISDICTION ; JURY WAIVER; WAIVER. EACH COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK OR COUNTY OF NASSAU IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAW OF CIVIL PROCEDURE. EACH COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. EXCEPT AS PROHIBITED BY LAW, EACH COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT, THE ISSUING LENDER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS, THE AGENTS AND THE ISSUING LENDER TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT.

        SECTION 10.09. SEVERABILITY . In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

        SECTION 10.10. RIGHT OF SETOFF . If an Event of Default shall have occurred and be continuing, the Administrative Agent, the Issuing Lender and each Lender and their respective Affiliates are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender or any Lender to or for the credit or the account of any Company against any and all of the Obligations of any Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Administrative Agent, the Issuing Lender and each Lender under this Section 10.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

        SECTION 10.11. CONFIDENTIALITY. Each of the Lenders agrees that it will use reasonable efforts not to disclose without the prior consent of the Company (other than to affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to any Company or any Guarantor which is furnished by the Companies or any Guarantor; provided that any Lender may disclose any such information (a) that is or has become generally available to the public other than as a result of disclosure by such Lender in violation of this Section 10.11; (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body; (c) as may be required in response to any summons or subpoena or in connection with any litigation; (d) to the extent required to comply with any law, order, regulation or ruling applicable to such Lender; and (e) to any prospective Transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective Transferee agrees to be bound by this Section 10.11 to the same extent as such Lender. Each Lender agrees, to the extent practical, to provide the Companies with prior notice of any disclosure of confidential information required pursuant to clause (c) or (d) above so that the Companies may seek to prevent or limit the disclosure of such information.

        SECTION 10.12. HEADINGS . Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

        SECTION 10.13. CONSTRUCTION . This Agreement is the result of negotiations between, and has been reviewed by, each Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either any Company or the Administrative Agent, or any Lender.

        SECTION 10.14. COUNTERPARTS . This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

        SECTION 10.15. DOCUMENTATION AGENT AND SYNDICATION AGENT . Wachovia Bank, N.A., in its capacity as Documentation Agent, and Fleet National Bank in its capacity as Syndication Agent shall have no responsibilities or obligations hereunder or under any other Loan Document, provided that the provisions of this
Section 10.15 shall not affect or limit its responsibilities, rights or obligations as a Lender hereunder.

        SECTION 10.16. JOINT AND SEVERAL OBLIGATIONS.

               (A) BENEFITS. THE LOANS WILL DIRECTLY OR INDIRECTLY BENEFIT EACH COMPANY HEREUNDER SEVERALLY, AND ALL OF THEM JOINTLY, REGARDLESS OF THE FACT NO COMPANY RECEIVES ALL OR PART OF THE PROCEEDS OF ANY OF THE LOANS.
               (B) ACCEPTANCE OF JOINT AND SEVERAL LIABILITY. EACH OF THE COMPANIES IS ACCEPTING JOINT AND SEVERAL LIABILITY HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS IN CONSIDERATION OF THE FINANCIAL ACCOMMODATIONS TO BE PROVIDED BY THE LENDERS UNDER THIS AGREEMENT, FOR THE MUTUAL BENEFIT, DIRECTLY AND INDIRECTLY, OF EACH OF THE COMPANIES AND IN CONSIDERATION OF THE UNDERTAKINGS OF EACH OTHER COMPANY TO ACCEPT JOINT AND SEVERAL LIABILITY FOR THE OBLIGATIONS.

               (C) PAYMENT AND PERFORMANCE. EACH OF THE COMPANIES, JOINTLY AND SEVERALLY, HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS, NOT MERELY AS A SURETY BUT ALSO AS A CO-DEBTOR, JOINT AND SEVERAL LIABILITY WITH THE OTHER COMPANY, WITH RESPECT TO THE PAYMENT AND PERFORMANCE OF ALL OF THE OBLIGATIONS, IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL THE OBLIGATIONS SHALL BE THE JOINT AND SEVERAL OBLIGATIONS OF EACH OF THE COMPANIES WITHOUT PREFERENCE OR DISTINCTION AMONG THEM.

               (D) FAILURE TO PERFORM. IF AND TO THE EXTENT THAT ANY OF THE COMPANIES SHALL FAIL TO MAKE ANY PAYMENT WITH RESPECT TO ANY OF THE OBLIGATIONS AS AND WHEN DUE OR TO PERFORM ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS THEREOF, THEN IN EACH SUCH EVENT THE OTHER COMPANY WILL MAKE SUCH PAYMENT WITH RESPECT TO, OR PERFORM, SUCH OBLIGATION.

               (E) WAIVER OF NOTICE; ASSENT TO ACTIONS; ETC. THE OBLIGATIONS OF EACH OF THE COMPANIES UNDER THE PROVISIONS OF THIS SECTION 10.15 CONSTITUTE FULL RECOURSE OBLIGATIONS OF EACH OF THE COMPANIES ENFORCEABLE AGAINST EACH SUCH COMPANY, IRRESPECTIVE OF THE VALIDITY, REGULARITY OR ENFORCEABILITY OF

THIS AGREEMENT AS AGAINST ANY PARTICULAR COMPANY. EACH AND EVERY REPRESENTATION, WARRANTY, COVENANT AND AGREEMENT MADE BY THE COMPANIES, OR ANY OF THEM, HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, WHETHER OR NOT SO EXPRESSED, AND SUCH OBLIGATIONS OF ANY COMPANY SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM ANY COMPANY MAY HAVE AGAINST ANY OTHER COMPANY OR ANY LENDER OR AGENT, AND SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT REGARD TO, AND SHALL NOT BE RELEASED, DISCHARGED OR IN ANY WAY AFFECTED BY, ANY CIRCUMSTANCES OR CONDITION AFFECTING ANY OTHER COMPANY, INCLUDING WITHOUT LIMITATION (A) ANY WAIVER, CONSENT, EXTENSION, RENEWAL, INDULGENCE OR OTHER ACTION OR INACTION UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AGREEMENT OR OTHER DOCUMENT RELATED THERETO WITH RESPECT TO ANY OTHER COMPANY, OR ANY EXERCISE OR NONEXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER OR IN RESPECT OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY, OR THE FAILURE TO GIVE NOTICE OF ANY OF THE FOREGOING TO ANY OTHER COMPANY, (B) ANY INVALIDITY OR UNENFORCEABILITY, IN WHOLE OR IN PART, OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY; (C) ANY FAILURE ON THE PART OF ANY OTHER COMPANY FOR ANY REASON TO PERFORM OR COMPLY WITH ANY TERM OF ANY SUCH AGREEMENT OR INSTRUMENT; (D) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, ARRANGEMENT, READJUSTMENT, COMPOSITION, LIQUIDATION OR SIMILAR PROCEEDING WITH RESPECT TO ANY OTHER COMPANY OR ITS PROPERTIES OR CREDITORS; OR (E) ANY OTHER OCCURRENCE WHATSOEVER, WITHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WITH RESPECT TO ANY OTHER COMPANY. EACH COMPANY HEREBY WAIVES ANY REQUIREMENT OF DILIGENCE OR PROMPTNESS ON THE PART OF THE LENDERS AND THE AGENT IN THE ENFORCEMENT OF THEIR RIGHTS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WITH RESPECT TO THE OBLIGATIONS OF ITSELF OR OF ANY OTHER COMPANY. WITHOUT LIMITING THE FOREGOING ANY FAILURE TO MAKE ANY DEMAND UPON, TO PURSUE OR EXHAUST ANY RIGHTS OR REMEDIES AGAINST A COMPANY, OR ANY DELAY WITH RESPECT THERETO, SHALL NOT AFFECT THE OBLIGATIONS OF ANY OTHER COMPANY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

        SECTION 10.17. ENTIRE AGREEMENT . This Agreement, each of the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Lenders, constitute the entire agreement among the parties relating to the subject matter hereof, and supercede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

        IN WITNESS WHEREOF, the Companies, the Agents and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                    EDO CORPORATION

                                    By: /s/ DARRELL L. REED
                                       -----------------------
                                      Name: Darrell L. Reed
                                     Title: Chief Financial Officer and
                                            Treasurer


                                    AIL SYSTEMS INC.

                                    By: /s/ DARRELL L. REED
                                       ------------------------
                                      Name: Darrell L. Reed
                                     Title: Treasurer

Revolving Credit                            CITIBANK, N.A.
   Commitment:        $35,714,250           AS ADMINISTRATIVE AGENT AND AS A LENDER

Letter of Credit                            By: /s/ RICHARD ROMANO
                                               -----------------------------------------
    Commitment:       $35,714,250           Name: Richard Romano
               ----              --------
                                            Title: GVP
Maximum Lender
    Commitment:       $40,000,000

                                            Lending Office for Prime
                                            Rate Loans:

                                            730 Veterans Memorial Highway
                                            Hauppauge, New York 11788

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            730 Veterans Memorial Highway
                                            Hauppauge, New York 11788

                                            Address for Notices:

                                            730 Veterans Memorial Highway
                                            Hauppauge, New York 11788

                                            Attention: Mr. Jason A. Quinn, Vice President

                                            Telecopy: (631) 265-4888


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

Revolving Credit                            FLEET NATIONAL BANK
   Commitment:        $26,785,740

Letter of Credit                            By: /s/ THEODORE W. JANECZKO
                                               ---------------------------------
    Commitment:       $26,785,740           Name: Theodore W. Janeczko
               ----              --------
                                            Title: Vice President
Maximum Lender
    Commitment:       $30,000,000

                                            Lending Office for Prime
                                            Rate Loans:

                                            300 Broad Hollow Road
                                            Melville, New York 11747

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            300 Broad Hollow Road
                                            Melville, New York 11747

                                            Address for Notices:

                                            300 Broad Hollow Road
                                            Melville, New York 11747

                                            Attention: Account Officer - EDO Corporation

                                            Telecopy: (631) 547-7701


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

Revolving Credit                            WACHOVIA BANK, N.A.
   Commitment:        $22,321,365

Letter of Credit                            By: /s/ BARBARA VAN MEERTEN
                                               ---------------------------------
    Commitment:       $22,321,365           Name: Barbara Van Meerten
               ----              --------
                                            Title: Director
Maximum Lender
    Commitment:       $25,000,000

                                            Lending Office for Prime
                                            Rate Loans:

                                            301 South College Street
                                            Charlotte, NC 28288

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            301 South College Street
                                            Charlotte, NC 28288

                                            Address for Notices:

                                            301 South College Street
                                            Charlotte, NC 28288

                                            Attention: Account Officer - EDO Corporation

                                            Telecopy: (704) 374-4793


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
Revolving Credit                            SOCIETE GENERALE
   Commitment:        $17,857,115

Letter of Credit                            By: /s/ JOSE A. MORENO
                                               ---------------------------------
    Commitment:       $17,857,115           Name: Jose A. Moreno
               ----              --------
                                            Title: Managing Director

Maximum Lender
    Commitment:       $20,000,000

                                            Lending Office for Prime
                                            Rate Loans:

                                            2001 Ross Ave.
                                            Dallas, Texas 75201

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            2001 Ross Ave.
                                            Dallas, Texas 75201

                                            Address for Notices:

                                            181 West Madison Street
                                            Chicago, IL 60602

                                            Attention: Account Officer - EDO Corporation

                                            Telecopy: (312) 578-5099

                                            with a copy to:

                                            2001 Ross Ave.
                                            Dallas, Texas 75201
                                            Attention: Account Officer - EDO Corporation
                                            Telecopy: (214) 979-1104

Revolving Credit                            NATIONAL CITY BANK
   Commitment:        $13,392,865

Letter of Credit                            By: /s/ TARA M. HANDFORTH
                                               ---------------------------------
    Commitment:       $13,392,865           Name: Tara M. Handforth
               -----             -------
                                            Title: Vice President

Maximum Lender
    Commitment:       $15,000,000

                                            Lending Office for Prime
                                            Rate Loans:

                                            One South Broad, 13th Floor
                                            Philadelphia, PA 19107

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            One South Broad, 13th Floor
                                            Philadelphia, PA 19107

                                            Address for Notices:

                                            One South Broad, 13th Floor
                                            Philadelphia, PA 19107

                                            Attention: Account Officer - EDO Corporation

                                            Telecopy: (267) 256-4001


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
Revolving Credit                            BANK LEUMI USA
   Commitment:        $8,928,665

Letter of Credit                            By: /s/ PAUL TINE
                                               ---------------------------------
    Commitment:       $8,928,665            Name: Paul Tine
               -----            ---------
                                            Title: Vice President

Maximum Lender
    Commitment:       $10,000,000


                                            By: /s/ GLENN D. KREUTZER
                                               ---------------------------------
                                            Name: Glenn D. Kreutzer
                                            Title: Banking Officer

                                            Lending Office for Prime
                                            Rate Loans:

                                            562 Fifth Avenue
                                            New York, New York 10036

                                            Lending Office for Adjusted
                                            Libor Loans:

                                            562 Fifth Avenue
                                            New York, New York 10036

                                            Address for Notices:

                                            562 Fifth Avenue
                                            New York, New York 10036

                                            Attention: Account Officer - EDO Corporation

                                            Telecopy: (212) 626-1311


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